Filed pursuant to Rule 424(b)(3)

Registration No. 333-290942

PROSPECTUS SUPPLEMENT NO. 1

(to the Prospectus dated September 3, 2026)

WeShop Holdings Limited

12,500,000 WePoints

This prospectus supplement (this “Prospectus Supplement No. 1”) is part of the prospectus of WeShop Holdings Limited (the “Company”), dated September 3, 2026 (the “Prospectus”), which forms a part of the Company’s registration statement on Form F-1 (Registration No. 333-290942) (as amended, the “Registration Statement”), related to the registration of the offer of up to 12,500,000 WePoints by the Company.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The purpose of this Prospectus Supplement No. 1 is to update and supplement the information included in the Prospectus with the information contained in three of our Reports on Form 6-K which were submitted to the U.S. Securities and Exchange Commission on September 28, 2026 and on September 29, 2026 and are included immediately following the cover page of this Prospectus Supplement No. 1.

This Prospectus Supplement No. 1 is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and information in this Prospectus Supplement No. 1 from time to time by filing amendments to the Registration Statement or other supplements to the Prospectus, as required. You should read the entire Prospectus, this Prospectus Supplement No. 1, any amendments to the Registration Statement, subsequent supplements to the Prospectus or prior supplements to the Prospectus (to the extent information therein is not superseded by more up to date information in subsequent supplements to the Prospectus) carefully before you make your investment decision.

The Company’s Class A ordinary shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WSHP”. On September 30, 2026, the last reported price of the Company’s Class A ordinary shares, as reported on the Nasdaq, was $5.52. There is no market for WePoints nor will one develop.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, as supplemented by this Prospectus Supplement No. 1, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is October 1, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2026

Commission File Number: 001-42951

WeShop Holdings Limited

(Exact name of registrant as specified in its charter)

Hawk House

22 The Esplanade

Jersey, JE1 1HH

Channel Islands

+44 (808) 196-8324

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

Entry into a Material Definitive Agreement

On September 9, 2026, WeShop Holdings Limited (the “Company”) entered into an Ordinary Shares Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”), with Roth Principal Investments, LLC (“Roth Principal Investments”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell to Roth Principal Investments up to $25,000,000 of newly issued Class A ordinary shares, no par value, of the Company (the “Ordinary Shares”), subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement (the initial satisfaction of such conditions, the “Commencement”, and the date on which the Commencement occurs, the “Commencement Date”), including that a registration statement on Form F-1 registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by Roth Principal Investments of Ordinary Shares issued to it by the Company under the Purchase Agreement, which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement (the “Registration Statement”), is declared effective by the SEC, the Company will have the right, but not the obligation, from time to time in its sole discretion for a period of up to 36 months beginning on the Commencement Date, to direct Roth Principal Investments to purchase up to a specified maximum amount of Ordinary Shares, in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases (each, as defined below, and together, “Purchases”), by timely delivering written notice to Roth Principal Investments for each such Purchase in accordance with the Purchase Agreement on any trading day selected by the Company as the purchase date therefor (the “Purchase Date”), so long as (i) the closing sale price of Ordinary Shares on the trading day immediately prior to such Purchase Date (or, in the case of a Post-Market Purchase, on such Purchase Date) is not less than a specified threshold price as set forth in the Purchase Agreement (the “Threshold Price”) and (ii) all Ordinary Shares subject to all prior Purchases effected by the Company under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The purchase price of the Ordinary Shares that the Company elects to sell to Roth Principal Investments in a Purchase pursuant to a timely delivered written notice in accordance with the Purchase Agreement after 7:30 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date (a “Market Open Purchase”) will be determined by reference to the volume weighted average price of the Ordinary Shares (“VWAP”) during the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on The Nasdaq Capital Market (“Nasdaq”) on the applicable Purchase Date and ending at the earliest to occur of (i) the official close of the regular trading session, (ii) such time during such regular trading session that the trading volume threshold calculated in accordance with the Purchase Agreement is reached and (iii) if the Company further specifies in the applicable purchase notice for such Market Open Purchase that a “limit order discontinue election” shall apply to such Market Open Purchase, such time the trading price of the Ordinary Shares on Nasdaq during such Market Open Purchase Valuation Period falls below the applicable minimum price threshold determined in accordance with the Purchase Agreement, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period.

In addition to the Market Open Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of Ordinary Shares, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those applicable to Market Open Purchases (each, an “Intraday Purchase”), by timely delivering an irrevocable written notice of such Intraday Purchase to Roth Principal Investments after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”).

The per share purchase price for the Ordinary Shares that the Company elects to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different purchase valuation periods during the regular trading session on Nasdaq on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, an “Intraday Purchase Valuation Period”).

In addition to the Market Open Purchases and Intraday Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of Ordinary Shares, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Pre-Market Purchase”), by timely delivering an irrevocable written notice of such Pre-Market Purchase to Roth Principal Investments after 7:00 a.m., New York City time, and prior to 8:30 a.m., New York City time, on such Purchase Date (each, a “Pre-Market Purchase Notice”).

The per share purchase price for the Ordinary Shares that the Company elects to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP of the Ordinary Shares over a purchase valuation period to be calculated in accordance with the Purchase Agreement, which period will not overlap with the valuation period for any other Purchase effected on the same Purchase Date, less a fixed 5.0% discount to such VWAP (such period, a “Pre-Market Purchase Valuation Period”).

In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, after the Commencement, the Company will also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of Ordinary Shares, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Post-Market Purchase”), by timely delivering an irrevocable written notice of such Post-Market Purchase to Roth Principal Investments after 4:05 p.m., New York City time, and prior to 5:00 p.m., New York City time, on such Purchase Date (each, a “Post-Market Purchase Notice”).

The per share purchase price for the Ordinary Shares that the Company elects to sell to Roth Principal Investments in a Post-Market Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP of the Ordinary Shares over a purchase valuation period to be calculated in accordance with the Purchase Agreement, which period will not overlap with the valuation period for any other Purchase effected on the same Purchase Date, less a fixed 5.0% discount to such VWAP (such period, a “Post-Market Purchase Valuation Period,” and together with the Market Open Purchase Valuation Period, Intraday Purchase Valuation Period and Pre-Market Purchase Valuation Period, each a “Valuation Period”).

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for Ordinary Shares the Company may elect to sell to it in any Purchase under the Purchase Agreement. The purchase price per share of Ordinary Shares that the Company may elect to sell to Roth Principal Investments in a Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Valuation Period for such Purchase.

The Company will control the timing and amount of any sales of Ordinary Shares to Roth Principal Investments that it may elect, in its sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of Ordinary Shares to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable Nasdaq rules, in no event may the Company issue to Roth Principal Investments under the Purchase Agreement more than 2,342,254 Ordinary Shares, which number of shares is equal to 19.99% of the Ordinary Shares issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains shareholder approval to issue Ordinary Shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, (ii) the Company takes all actions required pursuant to Nasdaq Rule 5615(a)(3) to rely on the exemption for foreign private issuers from applicable Nasdaq rules by adopting the home country practice in connection with the transactions contemplated by the Purchase Agreement (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions), which allows the Company to issue the Ordinary Shares to Roth Principal Investments without regard to the limitations imposed by Nasdaq Rule 5635(d), or (iii) the average price per share paid by Roth Principal Investments for all of the Ordinary Shares that the Company directs Roth Principal Investments to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $5.3475 (representing the sum of (i) $0.2135 and (ii) the lower of (a) the official closing price of the Ordinary Shares on Nasdaq on the date of execution of the Purchase Agreement and (b) the average official closing price of the Ordinary Shares on Nasdaq for the five consecutive trading days ending on the date of execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules), so that the Exchange Cap limitation will not apply to issuances and sales of Ordinary Shares pursuant to the Purchase Agreement.

In addition, the Company may not issue or sell any Ordinary Shares to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding Ordinary Shares.

The net proceeds from sales of Ordinary Shares by the Company to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells Ordinary Shares to Roth Principal Investments under the Purchase Agreement. To the extent the Company elects to sell Ordinary Shares to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date, the Company currently plans to use any net proceeds therefrom for working capital and general corporate purposes, including enhancing its technology, deepening member engagement and expanding its community ownership model.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Ordinary Shares after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Ordinary Shares or any securities exercisable, exchangeable or convertible into Ordinary Shares at a future determined price. The Company may, however, enter into a Variable Rate Transaction with the prior written consent of Roth Principal Investments. The foregoing restriction is also subject to certain limited exceptions for Exempt Issuances (as defined in the Purchase Agreement), which include issuances pursuant to equity compensation plans, the Company’s WeShop Shareback™ Rewards Plan (the “Shareback Plan”), and certain other transactions, as described in the Purchase Agreement.

Roth Principal Investments has agreed that during the term of the Purchase Agreement and through and including the trading day next following the expiration or termination of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or any hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from the Company under the Purchase Agreement Ordinary Shares for an aggregate gross purchase price of $25,000,000, (iii) the date on which the Ordinary Shares shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of its creditors.

As consideration for Roth Principal Investments’ commitment to purchase Ordinary Shares at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to pay to Roth Principal Investments a cash commitment fee of $500,000 (the “Commitment Fee”), which is equal to 2.0% of Roth Principal Investments’ $25,000,000 total aggregate dollar amount purchase commitment under the Purchase Agreement. The $500,000 Commitment Fee will be paid over time by Roth Principal Investments withholding cash amounts equal to 10% of the total aggregate purchase price payable by Roth Principal Investments to the Company in connection with each Purchase of Ordinary Shares effected under the Purchase Agreement, until such time as Roth Principal Investments shall have received from such cash withholdings a total aggregate amount in cash equal to $500,000, representing the entire Commitment Fee payable to Roth Principal Investments pursuant to the Purchase Agreement.

In addition, the Company agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $75,000, payable upon execution of the Purchase Agreement and Registration Rights Agreement. The Company also agreed to reimburse Roth Principal Investments for up to $7,500 semi-annually (or if the Company files with the SEC financial information on a quarterly basis, then per fiscal quarter) for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with semi-annual and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Company has the right to terminate the Purchase Agreement at any time after Commencement upon five (5) trading days’ prior written notice to Roth Principal Investments, subject to the Company having paid all Commitment Fee amounts (or earned portions thereof) required to be paid to Roth Principal Investments, either through Roth Principal Investments’ withholding of the amounts otherwise payable to the Company or by cash payment directly to Roth Principal Investments, as applicable, pursuant to and in such manner as set forth in the Purchase Agreement, and all legal fee reimbursement payments required to be paid to Roth Principal Investments pursuant to the Purchase Agreement. If total withholdings are less than $500,000 at termination, the Company has no obligation to pay the shortfall unless the Company terminates the Purchase Agreement within 90 days following the signing of the Purchase Agreement, in which case the Company will be obligated to pay Roth Principal Investments, in cash the amount, if any, by which $500,000 exceeds the aggregate amount of the Commitment Fee previously withheld by Roth Principal Investments from the purchase prices paid for Ordinary Shares. The Company and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective prior to the fifth trading day immediately following the settlement date related to any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor Roth Principal Investments may assign or transfer any of their respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the Company or Roth Principal Investments from and after the date that is one trading day immediately preceding the date on which the initial Registration Statement is first filed with the SEC.

The Company has engaged Compass Point, LLC, a registered broker-dealer and FINRA member (the “Qualified Independent Underwriter”), to be the qualified independent underwriter in connection with the offering to be registered under the Registration Statement and, in such capacity, to participate in the preparation of the Registration Statement and exercise the usual standards of “due diligence” with respect thereto, in order for such offering to be in full compliance with the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including FINRA Rule 5121. The Company has agreed to reimburse Roth Principal Investments for the fees and expenses of the Qualified Independent Underwriter up to $50,000, as consideration for the Qualified Independent Underwriter’s services in connection with acting as the qualified independent underwriter in the offering to be registered under the Registration Statement. The Qualified Independent Underwriter will receive no other compensation for acting as the qualified independent underwriter in connection with such offering.

The Ordinary Shares that may be issued pursuant to the Purchase Agreement will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. This Report on Form 6-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this Report on Form 6-K as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

The information set out in this Report on Form 6-K (including Exhibit 10.1 and Exhibit 10.2) is hereby incorporated by reference into the Company’s registration statement on Form S-8 (File No. 333-291968), and into any prospectus forming a part thereof, and shall be deemed to be a part thereof from the date on which this Report is furnished, to the extent not superseded by information subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description
10.1	Ordinary Shares Purchase Agreement, dated as of September 9, 2026, by and between WeShop Holdings Limited and Roth Principal Investments, LLC
10.2	Registration Rights Agreement, dated as of September 9, 2026, by and between WeShop Holdings Limited and Roth Principal Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESHOP HOLDINGS LIMITED

By:	/s/ Maria Weaver
Name:	Maria Weaver
Title:	Chief Executive Officer
Date:	September 28, 2026

Exhibit 10.1

ORDINARY SHARES PURCHASE AGREEMENT

Dated as of September 9, 2026

by and between

WESHOP HOLDINGS LIMITED

and

ROTH PRINCIPAL INVESTMENTS, LLC

Annex I. Definitions

ORDINARY SHARES PURCHASE AGREEMENT

This ORDINARY SHARES PURCHASE AGREEMENT is made and entered into as of September 9, 2026 (this “Agreement”), by and between Roth Principal Investments, LLC, a Delaware limited liability company (the “Investor”), and WeShop Holdings Limited, a British Virgin Islands business company limited by shares incorporated under the Laws of the British Virgin Islands (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $25,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A ordinary shares, no par value per share (the “Ordinary Shares”);

WHEREAS, such sales of Ordinary Shares by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Ordinary Shares to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay or cause to be paid to the Investor the Commitment Fee, pursuant to, at such time(s) and in such manner as set forth in Section 10.1(ii) of this Agreement; and

WHEREAS, the Company acknowledges that the Investor’s Affiliate, Roth Capital Partners, LLC (“RCP”), is acting as the Investor’s representative in connection with the transactions contemplated by the Transaction Documents.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

1

Article II
PURCHASE AND SALE OF ORDINARY SHARES

Section 2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $25,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares and (ii) the Exchange Cap, to the extent applicable under Section 3.5(a) (such lesser amount of Ordinary Shares, the “Aggregate Limit”), by the delivery to the Investor of Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), to the offices of Reed Smith LLP, at 599 Lexington Avenue, New York, NY 10022, at 6:00 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each Purchase. The delivery of Shares in respect of each Purchase, and the payment for such Shares, shall occur in accordance with Section 3.4.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 9:00 a.m., New York City time, on the Trading Day immediately after the date of this Agreement, file with the Commission a Report on Form 6-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the Commitment Fee payable by the Company to the Investor in such manner, at such time(s) and otherwise pursuant to and in accordance with Section 10.1(ii) of this Agreement, and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Form 6-K Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Form 6-K Report prior to filing the Form 6-K Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Form 6-K Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file with the Commission a Form D with respect to the issuance and sale of the Shares in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

2

Article III
PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. Market Open Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a Market Open Purchase Notice for a Market Open Purchase (each, a “Market Open Purchase”), specifying in such Market Open Purchase Notice (a) the Market Open Purchase Percentage for such Market Open Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Market Open Purchase, on the applicable Purchase Date therefor, to purchase a specified Market Open Purchase Share Amount, which shall not exceed the applicable Market Open Purchase Maximum Amount, at the applicable Market Open Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor a Market Open Purchase Notice for a Market Open Purchase on any Trading Day selected by the Company as the Purchase Date for such Market Open Purchase, so long as (i) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior Purchases effected by the Company pursuant to this Agreement on or before the Trading Day immediately preceding such Purchase Date (as applicable) have been timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with Section 3.4. The Investor is obligated to accept each Market Open Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Market Open Purchase Notice directing the Investor to purchase a Market Open Purchase Share Amount in excess of the applicable Market Open Purchase Maximum Amount that the Company is then permitted to include in such Market Open Purchase Notice (taking into account the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase), such Market Open Purchase Notice shall be void ab initio to the extent of the amount by which the Market Open Purchase Share Amount set forth in such Market Open Purchase Notice exceeds such applicable Market Open Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Market Open Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Market Open Purchase Maximum Amount pursuant to such Market Open Purchase. At or prior to 7:00 p.m., New York City time, on the Purchase Date for each Market Open Purchase, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Market Open Purchase Notice, a written confirmation for such Market Open Purchase, setting forth the applicable Market Open Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Market Open Purchase, and the total aggregate Market Open Purchase Price to be paid by the Investor for the total Market Open Purchase Share Amount purchased by the Investor in such Market Open Purchase. Notwithstanding the foregoing, the Company shall not deliver any Market Open Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period, any MPA Period or at any other time that the Company is in possession of material non-public information regarding the Company, its Subsidiaries or their securities.

Section 3.2. Intraday Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to Market Open Purchases as described in Section 3.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Intraday Purchase Notice for an Intraday Purchase (each, an “Intraday Purchase”), specifying in such Intraday Purchase Notice (a) the Intraday Purchase Percentage for such Intraday Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday Purchase, on the applicable Purchase Date therefor, to purchase a specified Intraday Purchase Share Amount, which shall not exceed the applicable Intraday Purchase Maximum Amount, at the applicable Intraday Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor an Intraday Purchase Notice for an Intraday Purchase on any Trading Day selected by the Company as the Purchase Date for such Intraday Purchase, so long as (i) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior Purchases effected by the Company pursuant to this Agreement on or before the Trading Day immediately preceding such Purchase Date (as applicable) have been timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with Section 3.4. The Investor is obligated to accept each Intraday Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Intraday Purchase Notice directing the Investor to purchase an Intraday Purchase Share Amount in excess of the applicable Intraday Purchase Maximum Amount that the Company is then permitted to include in such Intraday Purchase Notice (taking into account the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase), such Intraday Purchase Notice shall be void ab initio to the extent of the amount by which the Intraday Purchase Share Amount set forth in such Intraday Purchase Notice exceeds such applicable Intraday Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Intraday Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Intraday Purchase Maximum Amount pursuant to such Intraday Purchase. At or prior to 7:00 p.m., New York City time, on the Purchase Date on which one or more Intraday Purchases shall have occurred, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday Purchase Notice, a written confirmation for each such Intraday Purchase, setting forth the applicable Intraday Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Intraday Purchase, and the total aggregate Intraday Purchase Price to be paid by the Investor for the total Intraday Purchase Share Amount purchased by the Investor in such Intraday Purchase. Notwithstanding the foregoing, the Company shall not deliver any Intraday Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period, any MPA Period or at any other time that the Company is in possession of material non-public information regarding the Company, its Subsidiaries or their securities.

3

Section 3.3 Extended Hours Purchases.

(a) Pre-Market Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to Market Open Purchases as described in Section 3.1 and Intraday Purchases as described in Section 3.2, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a Pre-Market Purchase Notice for a Pre-Market Purchase (each, a “Pre-Market Purchase”), specifying in such Pre-Market Purchase Notice (a) the Pre-Market Purchase Percentage for such Pre-Market Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Pre-Market Purchase, on the applicable Purchase Date therefor, to purchase a specified Pre-Market Purchase Share Amount, which shall not exceed the applicable Pre-Market Purchase Maximum Amount, at the applicable Pre-Market Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor a Pre-Market Purchase Notice for Pre-Market Purchase on any Trading Day selected by the Company as the Purchase Date for such Pre-Market Purchase, so long as (i) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior Purchases effected by the Company pursuant to this Agreement on or before the Trading Day immediately preceding such Purchase Date (as applicable) have been timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with Section 3.4. The Investor is obligated to accept each Pre-Market Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Pre-Market Purchase Notice directing the Investor to purchase a Pre-Market Purchase Share Amount in excess of the applicable Pre-Market Purchase Maximum Amount that the Company is then permitted to include in such Pre-Market Purchase Notice (taking into account the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase), such Pre-Market Purchase Notice shall be void ab initio to the extent of the amount by which the Pre-Market Purchase Share Amount set forth in such Pre-Market Purchase Notice exceeds such applicable Pre-Market Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Pre-Market Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Pre-Market Purchase Maximum Amount pursuant to such Pre-Market Purchase. At or prior to 7:00 p.m., New York City time, on the Purchase Date on which a Pre-Market Purchase shall have occurred, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Pre-Market Purchase Notice, a written confirmation for such Pre-Market Purchase, setting forth the applicable Pre-Market Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Pre-Market Purchase, and the total aggregate Pre-Market Purchase Price to be paid by the Investor for the total Pre-Market Purchase Share Amount purchased by the Investor in such Pre-Market Purchase. Notwithstanding the foregoing, the Company shall not deliver any Pre-Market Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period, any MPA Period or at any other time that the Company is in possession of material non-public information regarding the Company, its Subsidiaries or their securities.

(b) Post-Market Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to Market Open Purchases as described in Section 3.1, Intraday Purchases as described in Section 3.2 and Pre-Market Purchases as described in Section 3.3(a), the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a Post-Market Purchase Notice for a Post-Market Purchase (each, a “Post-Market Purchase”), specifying in such Post-Market Purchase Notice (a) the Post-Market Purchase Percentage for such Post-Market Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Post-Market Purchase, on the applicable Purchase Date therefor, to purchase a specified Post-Market Purchase Share Amount, which shall not exceed the applicable Post-Market Purchase Maximum Amount, at the applicable Post-Market Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor a Post-Market Purchase Notice for Post-Market Purchase on any Trading Day selected by the Company as the Purchase Date for such Post-Market Purchase, so long as (i) the Closing Sale Price of the Ordinary Shares on such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior Purchases effected by the Company pursuant to this Agreement on or before the Trading Day immediately preceding such Purchase Date (as applicable) have been timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Dates for such prior Purchases in accordance with Section 3.4. The Investor is obligated to accept each Post-Market Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Post-Market Purchase Notice directing the Investor to purchase a Post-Market Purchase Share Amount in excess of the applicable Post-Market Purchase Maximum Amount that the Company is then permitted to include in such Post-Market Purchase Notice (taking into account the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase), such Post-Market Purchase Notice shall be void ab initio to the extent of the amount by which the Post-Market Purchase Share Amount set forth in such Post-Market Purchase Notice exceeds such applicable Post-Market Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Post-Market Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Post-Market Purchase Maximum Amount pursuant to such Post-Market Purchase. At or prior to 7:00 p.m., New York City time, on the Purchase Date on which one or more Post-Market Purchases shall have occurred, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Post-Market Purchase Notice, a written confirmation for each such Post-Market Purchase, setting forth the applicable Post-Market Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Post-Market Purchase, and the total aggregate Post-Market Purchase Price to be paid by the Investor for the total Post-Market Purchase Share Amount purchased by the Investor in such Post-Market Purchase. Notwithstanding the foregoing, the Company shall not deliver any Post-Market Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period, any MPA Period or at any other time that the Company is in possession of material non-public information regarding the Company, its Subsidiaries or their securities.

4

Section 3.4. Settlement. The Shares constituting (i) the applicable Market Open Purchase Share Amount purchased by the Investor in each Market Open Purchase, (ii) the applicable Intraday Purchase Share Amount purchased by the Investor in each Intraday Purchase, (iii) the applicable Pre-Market Purchase Share Amount purchased by the Investor in each Pre-Market Purchase, and (iv) the applicable Post-Market Purchase Share Amount purchased by the Investor in each Post-Market Purchase, as applicable, in each case shall be delivered to the Investor as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the Purchase Date for such Purchase (the “Purchase Share Delivery Date”). Subject to (x) the provisions of Section 10.1(ii) regarding deductions from the amount otherwise payable to the Company under this Section 3.4 for partial satisfaction of the Commitment Fee, as applicable, and (y) the provisions of the immediately following sentence, as applicable, regarding additional deductions from the amount otherwise payable to the Company under this Section 3.4 equal to the Investor’s Clearing Costs, for each Purchase effected by the Company under this Article III, the Investor shall pay to the Company an amount in cash equal to the product of (a) the total number of Shares purchased by the Investor in such Purchase and (b) the applicable Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such Purchase on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.4, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the applicable Purchase Period VWAP for a Purchase effected by the Company under this Article III is less than $1.00, the Investor shall deduct from the amount otherwise payable to the Company under this Section 3.4 an amount equal to the Investor’s Clearing Costs in connection with its resale of the Shares purchased by the Investor in such Purchase (which deduction shall be in addition to the deduction referred to in clause (x) of the immediately preceding sentence, as applicable). If the Company or its Transfer Agent shall fail for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a Purchase effected by the Company under this Article III, prior to 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such Purchase, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such Purchase, then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such Purchase. The Company shall not issue any fraction of a share of Ordinary Shares to the Investor in connection with any Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

5

Section 3.5. Exemption from Certain Trading Market Shareholder Approval Rules.

(a) Exchange Cap. Subject to Section 3.5(b), the Company shall not issue or sell any Ordinary Shares pursuant to this Agreement, and the Investor shall not purchase or acquire any Ordinary Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Ordinary Shares that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 2,342,254 Ordinary Shares (such number of shares equal to 19.99% of the aggregate number of Ordinary Shares issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of Ordinary Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of Ordinary Shares, the “Exchange Cap”), unless the Company’s shareholders have approved the issuance of Ordinary Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its shareholders to approve the issuance of Ordinary Shares pursuant to this Agreement; provided, that if such shareholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 3.5(b)). The Exchange Cap shall not apply if the Company takes all actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the Nasdaq by adopting the home country practice (the “Home Country Practice”) in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions) which allows the Company to issue the Ordinary Shares to the Investor in connection with this Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d).

(b) At-Market Transaction. Notwithstanding Section 3.5(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the shareholder approval referred to in Section 3.5(a) is obtained or the Home Country Practice is adopted). The parties acknowledge and agree that the Minimum Price used to determine the Base Price hereunder represents the lower of (i) the Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the date of this Agreement.

(c) General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or the BVI Business Companies Act or (B) a breach of applicable listing rules of the Trading Market.

Section 3.6. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s Transfer Agent is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.6 and the application of this Section 3.6. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.6 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.6 to the extent necessary to properly give effect to the limitations contained in this Section 3.6.

6

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its officers or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar Laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any Order of any Governmental Entity applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable Law to obtain any consent, authorization or Order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

7

Section 4.4. Investment Purpose. The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities or “blue sky” Laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities or “blue sky” Laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares, including a total loss thereof, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv), 7.2(xv) and 7.3(x)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or Governmental Entity has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

8

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares. During the Investment Period, the Investor will not acquire for its own account any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Ordinary Shares necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a Market Open Purchase or an Intraday Purchase (as applicable) if the Company or its Transfer Agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such Market Open Purchase or such Intraday Purchase (as applicable) to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.4 of this Agreement. For the avoidance of doubt, the foregoing restriction does not apply to any Affiliate of the Investor, provided that any such purchases do not cause the Investor to violate any applicable Exchange Act requirement, including Regulation M.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, any of its officers, or any entity managed or controlled by the Investor, engaged in or effected, in any manner whatsoever, directly or indirectly, for the Investor’s own principal account or for the principal account of any such entity managed or controlled by the Investor any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares that remains in effect as of the date of this Agreement.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling shareholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable Law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Shares. The Investor represents, warrants and covenants that it will resell Shares purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities or “blue sky” Laws.

9

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor, if any (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company is a corporation registered and validly existing under the BVI Companies Act and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as described in the Commission Documents. The Company is duly licensed or qualified to do business and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Market Open Purchase Notice and any Intraday Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital shares of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no Ordinary Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital shares of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital shares of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital shares of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company Organizational Documents, as in effect on the Closing Date.

10

Section 5.4. Payment of Commitment Fee; Issuance of Shares. Payment of the Commitment Fee by the Company to the Investor in such manner, at such time(s) and otherwise pursuant to and in accordance with Section 10.1(ii) of this Agreement, has been duly authorized by all necessary corporate action on the part of the Company. The Total Commitment worth of Shares available for issuance by the Company to the Investor under this Agreement have been, or with respect to the amount of Shares to be purchased by the Investor pursuant to a particular Purchase Notice will be, prior to the delivery to the Investor hereunder of such Purchase Notice, in each case duly authorized by all necessary corporate action on the part of the Company.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including U.S. federal and state securities laws and regulations, the BVI Companies Act and the rules and regulations of the Trading Market or Eligible Market, as applicable), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, any applicable state securities laws and under the BVI Companies Act, the Company is not required under any U.S. federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

11

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since December 31, 2025, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the Closing Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, as of the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Form 6-K Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. Except as disclosed in the Commission Documents, there are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

12

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply in all material respects with the applicable requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial, statistical and market-related data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, if any, are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as set forth in the Commission Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Commission Documents, the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Commission Documents, since the date of the latest audited financial statements of the Company included in the Commission Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Commission Documents, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 20-F for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 20-F for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date and, except as set forth in such Form 20-F or any Commission Document filed with the Commission for a period subsequent to the period covered by such Form 20-F, the “disclosure controls and procedures” are effective.

13

(d) WithumSmith+Brown, PC (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the 2025 Form 20-F and shall be filed with the Commission as part of the Initial Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) Since December 31, 2025, the Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries. Exhibit 8.1 to the 2025 Form 20-F sets forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, and the Company does not have any other Subsidiaries as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K. Each Subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the 2025 Form 20-F. Each of the Company’s Subsidiaries is duly qualified to transact business and is in good standing (where such concept is recognized) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital shares or other equity or ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

14

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since December 31, 2025: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity; (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity; (iii) there has not been any material decrease in the capital shares or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital shares, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital shares; and (iv) there has been no Material Adverse Effect.

Section 5.9. No Undisclosed Liabilities. There are no direct or contingent liabilities, obligations, transactions, arrangements or other relationships between or among the Company, or any of its Affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (including any off-balance sheet obligations) or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20, that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, required to be described in the Commission Documents which have not been described as required.

Section 5.10. No Material Defaults on Indebtedness. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, promissory note, or loan agreement or other instrument relating to Indebtedness to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

15

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation Proceedings or other Proceedings for relief under any Bankruptcy Law. Except as set forth in the Commission Documents (including the going concern disclosures therein), to the Company’s Knowledge, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

Section 5.12. Title to Real and Personal Property. The Company and its Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Commission Documents as being owned by them that are material to the businesses of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and claims, except those that would reasonably be expected to not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company or its Subsidiaries is held by them under valid, existing and enforceable leases, except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.13. Litigation. Except as disclosed in the Commission Documents, there is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under U.S. federal or state securities or “blue sky” Laws, or a claim of breach of fiduciary duty, which would reasonably be expected to result in an Order having a Material Adverse Effect. Except as disclosed in the Commission Documents, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries, which would reasonably be expected to result in an Order having a Material Adverse Effect.

Section 5.14. Compliance with Applicable Laws. Except as disclosed in the Commission Documents, for the past three (3) years, the business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries is in violation of any Order applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

16

Section 5.15. Certain Fees. Except as contemplated by the Transaction Documents (including in connection with the engagement of any Qualified Independent Underwriter as contemplated by Section 6.15 hereof) or as disclosed in the Commission Documents, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except for any fees and other compensation payable to any Qualified Independent Underwriter engaged to participate in the transactions contemplated by the Transaction Documents pursuant to Section 6.15 hereof, none of the Investor, RCP or any of their respective Affiliates shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or any of its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries that has not been publicly disclosed by the Company in a Commission Document filed by the Company with the Commission, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17. Material Permits. Except as disclosed in the Commission Documents, each of the Company and its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole (the “Material Permits”). Except as disclosed in the Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s Knowledge, each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries and (iii) there are, and have been, no Proceedings pending or, to the Company’s Knowledge, threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.

17

Section 5.18. Environmental Matters. Except as disclosed in the Commission Documents, the business and operations of the Company and each of its Subsidiaries have for the past three (3) years been conducted, and are being conducted, in compliance with all applicable Laws, relating to pollution or the protection of the environment or occupational safety and health (with respect to exposure to Hazardous Materials), including, without limitation, those Laws relating to Releases or threatened Releases of Hazardous Materials into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”), and all applicable Orders relating thereto, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any third party alleging any violation of Environmental Laws or liability thereunder, except for any such violation or liability as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other Person for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or, to the knowledge of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries, in violation of any Environmental Laws or in a manner or amount that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19. Intellectual Property Rights. Except as disclosed in the Commission Documents or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets and similar intellectual property rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Commission Documents. Except as disclosed in the Commission Documents or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (A) to the Knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the Knowledge of the Company, threatened Proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property Rights owned by the Company and, to the Knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened Proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights; and (D) there is no pending or, to the Company’s Knowledge, threatened Proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim . To the Company’s Knowledge, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Commission Documents and are not described therein. Except as disclosed in the Commission Documents, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, any of its officers, directors or employees that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

18

Section 5.20. Material Contracts. Except as set forth in the Commission Documents, the descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all material Contracts between the Company or any of its Subsidiaries and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Company or one or more of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.21. Transactions With Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

Section 5.22. Labor Relations. No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

19

Section 5.23. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.24. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25. Tax Matters. Except in any case in which failure to pay or file (as applicable) would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect, the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 5.6(b) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

Section 5.26. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Except as disclosed in the Commission Documents, the Company has no reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities or “blue sky” Laws, nor will any such Shares be subject to stop transfer instructions.

20

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing shareholders and could significantly increase the number of outstanding Ordinary Shares. The Company further acknowledges that its obligation to issue the Shares pursuant to the terms of a Purchase Notice in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or to the Knowledge of the Company, any of its Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

21

Section 5.32. Securities Laws Compliance. The Company has complied and shall comply with all applicable U.S. federal and state securities or “blue sky” Laws in connection with the offer, issuance and sale of the Shares hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently an issuer identified in, or subject to, Rule 144(i)(1). The Company has filed current (as of the date of filing) “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the Commission on September 15, 2025 reflecting its status as an entity that is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as otherwise disclosed in the Commission Documents, the Company has not received written notice from the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, from such Eligible Market) to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). Except as disclosed in the Commission Documents, the Company is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Ordinary Shares may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received written notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Organizational Documents or the BVI Companies Act, which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any Subsidiary, nor, to the Knowledge of the Company, any employee, representative, agent, Affiliate of the Company or any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

22

Section 5.36. Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or Affiliate of the Company or any of its Subsidiaries, or any other Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 5.37. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No Proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 5.38. ERISA. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its Subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company. Neither the Company nor any of its Subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

Section 5.39. Cybersecurity. (i)(x) Except as set forth in the Commission Documents, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and recovery technology.

23

Section 5.40. Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance, in all material respects, with all applicable state, federal and foreign data privacy and security Laws and regulations, including, without limitation as and to the extent applicable to the Company and the Subsidiaries, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed for compliance with their policies and procedures relating to the Company’s and the Subsidiaries’ data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides notice of its applicable Policies to its customers, employees, third party vendors and representatives as and to the extent required by the Privacy Laws, except as would not have a Material Adverse Effect; and (iv) publicly applicable Policies do not contain any material omissions of the Company’s then-current privacy practices, as and to the extent required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. To the Company’s knowledge, the execution, delivery and performance of the Transaction Documents will not result in a material breach of any applicable Privacy Laws or Policies. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any applicable Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any applicable Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability on the Company or its Subsidiaries under any applicable Privacy Law.

Section 5.41. U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, has ever been, and so long as any of the Securities are held by the Investor shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

24

Section 5.42. Emerging Growth Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.43. Foreign Private Issuer Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

Section 5.44. PFIC Status; Controlled Foreign Corporation. Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) for its current taxable year or in the foreseeable future. Neither the Company nor any Subsidiary of the Company is, and, after giving effect to the offering, issuance and sale of the Securities by the Company to the Investor under this Agreement and the application of the proceeds thereof by the Company, will be, a “controlled foreign corporation” as defined by the Code.

Section 5.45. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.46. Market Capitalization. As of the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 of the Securities Act) of the Company held by Persons other than Affiliates of the Company (pursuant to Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $24.6 million (calculated by multiplying (i) the highest price at which the common equity of the Company closed on the Trading Market within 60 days of the date of this Agreement by (ii) the number of Non-Affiliate Shares).

Section 5.47. Broker/Dealer Relationships; FINRA Information. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). All of the information provided to the Investor, RCP or to their counsel, specifically for use by RCP in connection with the FINRA Filing (and related disclosure) with FINRA, by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the transactions contemplated by the Transaction Documents is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules.

25

Section 5.48. Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 10.2(ii) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby in any New York Court, and service of process effected on such authorized agent (or any duly appointed successor thereto) will be effective to confer valid personal jurisdiction over the Company as provided in Section 10.2(ii) of this Agreement.

Section 5.49. No Rights of Immunity. Except as provided by Laws generally applicable to transactions of the type described in this Agreement, neither the Company, its Subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under BVI, United States federal or New York State Law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any BVI, United States federal or New York State court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the Registration Rights Agreement. Subject to the qualifications and limitations set forth in the 2025 Form 20-F, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by a BVI court. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 10.2(ii) of this Agreement.

Section 5.50. BVI Taxation. Under the laws of the British Virgin Islands as in force and as applied on the date of this Agreement, and assuming that the Investor, Roth Principal Investments, LLC, is not resident, domiciled or otherwise connected with the British Virgin Islands for tax purposes (other than by reason of holding the Shares or being a party to the Transaction Documents), no transaction, stamp or other issuance or transfer taxes or duties, and no capital gain, income, transfer, withholding or other tax or duty is payable in the BVI by or on behalf of the Investor to any BVI tax authority or agency in connection with (i) the issuance, sale and delivery of the Shares by the Company to the Investor; (ii) the purchase and acquisition of the Shares by the Investor from the Company; (iii) the holding, transfer or resale of the Shares by the Investor; or (iv) the execution and delivery of this Agreement by the parties hereto and the execution and delivery of the other Transaction Documents by the parties thereto or the performance by the parties thereto of their respective obligations thereunder. This representation is given on the basis of the laws and practice currently in force in the British Virgin Islands and is subject to any change in such laws or practice after the date of this Agreement (including any change having retrospective effect).

26

Section 5.51. The BVI Companies Act. The Company is in compliance in all material respects with all provisions of the BVI Companies Act applicable to the Company, including, without limitation, in connection with the Company’s execution and delivery of this Agreement, the Registration Rights Agreement and the other Transaction Documents to which it is a party and the performance by the Company of its obligations hereunder and thereunder (including the offer and sale of the Shares by the Company to the Investor pursuant to, in accordance with and subject to the terms and conditions of this Agreement and the registration for resale by the Investor of the Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement).

Section 5.52. Payment Card Industry Compliance. To the extent the Company or any of its Subsidiaries accepts, processes, stores, or transmits payment card data in connection with its WeShop platform or otherwise, the Company and each of its Subsidiaries are in material compliance with the Payment Card Industry Data Security Standard (“PCI DSS”) and all applicable payment network rules and requirements. Neither the Company nor any of its Subsidiaries has experienced any security breach or compromise of payment card data that has resulted in, or would reasonably be expected to result in, the imposition of any material fines, penalties, or assessments by any payment card brand, payment processor, or acquiring bank, or the suspension or termination of the Company’s or any of its Subsidiaries’ ability to accept or process payment card transactions. No investigation or inquiry by any payment card brand, payment processor, or acquiring bank regarding the Company’s or any of its Subsidiaries’ compliance with PCI DSS is pending or, to the Knowledge of the Company, threatened.

Section 5.53. Consumer Protection Regulation. The Company and each of its Subsidiaries are and have been in material compliance with all applicable federal, state, local, and foreign consumer protection Laws relating to the advertising, marketing, sale, and provision of its products and services, including the rules and regulations of the Federal Trade Commission Act, and state unfair and deceptive trade practices Laws. The Company and its Subsidiaries maintain all material bonds, trust accounts, or other financial assurance mechanisms required by applicable Laws in connection with the sale of products and services, and all such arrangements are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity of any pending or threatened revocation, suspension, or non-renewal of any licenses or permits, or alleging any material violation of any such consumer protection Law.

Section 5.54. Promotional Ordinary Shares Activities. Neither the Company, any of its Subsidiaries, nor to the Knowledge of the Company any of their respective officers, directors, Affiliates or agents has engaged in any stock promotional activity, including, without limitation, in connection with the Company’s WePoints, the WeShop Community Trust or the Company’s WeShop Shareback™ Rewards Plan (as it may be amended from time to time, the “Shareback Plan”), that are reasonably likely to give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the U.S. federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”; or (iv) promotion without proper disclosure of compensation.

27

Section 5.55. Revenue Recognition. The Company and its Subsidiaries recognize revenue in accordance with GAAP, including Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). Without limiting the generality of the foregoing, the Company has properly determined and disclosed in the Commission Documents whether it acts as a principal or agent with respect to each material revenue stream (including, without limitation, platform fees, service fees, and any other revenue arrangements), and has recognized revenue on a gross or net basis, as applicable, in accordance with ASC 606. The Company has not received any written comment, inquiry, or notice from the Commission or the Accountant questioning or challenging the Company’s revenue recognition policies or practices in any material respect, except as disclosed in the Commission Documents.

Section 5.56. Acknowledgement Regarding Relationship with Investor and RCP. The Company acknowledges and agrees, to the fullest extent permitted by Law, that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and RCP is acting as a representative of the Investor in connection with the transactions contemplated by the Transaction Documents, and of no other party, including the Company. The Company further acknowledges that while the Investor will be deemed to be a statutory “underwriter” with respect to certain of the transactions contemplated by the Transaction Documents in accordance with interpretive positions of the Staff of the Commission, the Investor is a “trader” that is not required to register with the Commission as a broker-dealer under Section 15(a) of the Exchange Act. The Company further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives (including RCP) or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Company understands and acknowledges that employees of RCP may discuss market color, Purchase Notice timing and parameter considerations and other related capital markets considerations with the Company in connection with the Transaction Documents and the transactions contemplated thereby, in all cases on behalf of the Investor. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 5.57. Acknowledgement Regarding Investor’s Affiliate Relationships. Affiliates of the Investor, including RCP, engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of their respective business, Affiliates of the Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities or bank debt of, or derivative products relating to, the Company. Any such position will be created, and maintained, independently of the position the Investor takes in the Company. In addition, at any given time Affiliates of the Investor, including RCP, may have been or in the future may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of the Investor, including RCP may have or may in the future provide investment banking or other services to the Company in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of the Investor’s Affiliates performed on behalf of the Company may give rise to actual or apparent conflicts of interest given the Investor’s potentially competing interests with those of the Company. The Company expressly acknowledges the benefits it receives from the Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and the Investor’s Affiliates’ activities, if any, on behalf of the Company unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and the Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations or publish research reports with respect to the Company or the transactions contemplated by the Transaction Documents that differ from the views of the Investor.

28

Article VI
ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission, the Trading Market (or, if applicable, other Eligible Market), if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Ordinary Shares. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Ordinary Shares to enable the Company to timely effect the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Purchase effected under this Agreement, at least prior to the delivery by the Company to the Investor of the applicable Purchase Notice in connection with such Purchase. Based upon the Company Organizational Documents, the Company is authorized to issue an unlimited number of Ordinary Shares.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Ordinary Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Ordinary Shares and the listing of the Shares purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Ordinary Shares to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply, and cause each of its Subsidiaries to comply, with (a) all Laws and Orders applicable to the business and operations of the Company and its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect and (b) with applicable provisions of the Securities Act, the Exchange Act, including Regulation M thereunder, applicable U.S. state securities or “blue sky” Laws, the BVI Companies Act and applicable listing rules of the Trading Market (or, if the Ordinary Shares are listed for trading on any Eligible Market, applicable listing rules of such Eligible Market), in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Shares under the Registration Statement and the Prospectus contained therein in any material respect. Without limiting the foregoing, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of its or their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws, including, without limitation, the FCPA, OFAC and Money Laundering Laws.

(ii) The Investor shall comply with all Laws and Orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, the rules and regulations of FINRA, and all applicable U.S. state securities or “blue sky” Laws.

29

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, the Purchase Date and Market Open Purchase Share Amount for each Market Open Purchase, the Purchase Date and Intraday Purchase Share Amount for each Intraday Purchase, the Purchase Date and Pre-Market Purchase Share Amount for each Pre-Market Purchase, and the Purchase Date and Post-Market Purchase Share Amount for each Post-Market Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to (i) pay or cause to be paid to the Investor the Commitment Fee, pursuant to, at such time(s) and in such manner as set forth in Section 10.1(ii) of this Agreement, and (ii) deliver the Shares to the Investor in respect of each Purchase effected by the Company pursuant to this Agreement, in each case not later than the applicable Purchase Share Delivery Date with respect to such Purchase in accordance with Section 3.4. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect a Variable Rate Transaction, involving any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof), other than in connection with (x) an Exempt Issuance, or (y) Variable Rate Transactions as to which the Investor has given its prior written consent. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

30

Section 6.8. Fundamental Transaction. If a Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.4 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the Purchase to which such Purchase Notice relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor, any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, for the principal account of the Investor or any such entity managed or controlled by the Investor, (i) engage in any Short Sales of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Ordinary Shares equal to the number of Shares that the Investor is unconditionally obligated to purchase under any pending Purchase Notice for any Purchase, but has not yet received from the Company or its Transfer Agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such pending Purchase Notice to the purchaser thereof promptly upon the Investor’s receipt of such Shares from the Company in accordance with Section 3.4 of this Agreement and (Y) neither the Company nor its Transfer Agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date for such pending Purchase in accordance with Section 3.4 of this Agreement.

(ii) In addition to the foregoing, in connection with any sale of Shares (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable Laws and Orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable U.S. state securities or “blue sky” Laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

31

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the United States. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor or the Company shall have failed to demonstrate to the Investor in writing within 24 hours that such information does not constitute material, non-public information, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use RCP, a registered broker-dealer, FINRA member, and an Affiliate of the Investor (or another registered broker-dealer/FINRA member) to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Company’s Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. Except as otherwise expressly provided in this Agreement (including Section 3.4 with respect to the Investor’s Clearing Costs), the Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares. In connection with the delivery of Shares as DWAC Shares to the Investor pursuant to this Agreement, the Investor shall reasonably cooperate with the Company and outside U.S. counsel to the Company by providing customary certificates and other information reasonably requested by outside U.S. counsel and the Transfer Agent to the Company in connection with any such counsel’s delivery of opinions or negative assurance letters contemplated by the issuance of Shares under this Agreement.

Section 6.14. FINRA Filing. The Company shall assist the Investor and RCP with RCP’s preparation and filing with FINRA’s Corporate Financing Department via the Public Offering System of all documents and information required to be filed with FINRA pursuant to FINRA Rule 5110 with regard to the transactions contemplated by this Agreement (the “FINRA Filing”). In connection therewith, on or prior to the date the FINRA Filing is first made by RCP with FINRA, the Company shall pay to FINRA by wire transfer of immediately available funds the applicable filing fee with respect to the FINRA Filing, and the Company shall be solely responsible for payment of such fee. The parties hereby agree to provide each other and RCP all requisite information and otherwise to assist each other and RCP in a timely fashion in order for RCP to complete the preparation and submission of the FINRA Filing in accordance with this Section 6.14 and to assist RCP in promptly responding to any inquiries or requests from FINRA or its staff. Each party hereto shall (a) promptly notify the other party and RCP of any communication to that party or its Affiliates from FINRA, including, without limitation, any request from FINRA or its staff for amendments or supplements to or additional information in respect of the FINRA Filing and permit the other party and RCP to review in advance any proposed written communication to FINRA and (b) furnish the other party and RCP with copies of all written correspondence, filings and communications between them and their Affiliates and their respective representatives and advisors, on the one hand, and FINRA or members of its staff, on the other hand, with respect to this Agreement, the Registration Rights Agreement or the transactions contemplated by the Transaction Documents. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party and RCP in doing, all things necessary, proper or advisable in order for RCP to obtain as promptly as practicable written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained in this Agreement, the Commencement Date shall not occur, unless and until RCP shall have received written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement.

32

Section 6.15. QIU. If the Investor or any of its Affiliates, including RCP, reasonably determines that a Qualified Independent Underwriter is required to participate in the transactions contemplated by the Transaction Documents in order for such transactions to be in full compliance with the rules and regulations of FINRA, including, without limitation, FINRA Rule 5121, each of the parties hereto shall have executed such documentation as may reasonably be required to engage a Qualified Independent Underwriter to participate in the transactions contemplated by the Transaction Documents in accordance with the rules and regulations of FINRA, including, without limitation, FINRA Rule 5121 (including an engagement agreement setting forth the terms of such engagement of such Qualified Independent Underwriter, including the amount of compensation to be paid to such Qualified Independent Underwriter).

Section 6.16. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific Purchase Condition Satisfaction Time). For purposes of this Section 6.16, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.16 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

33

Section 6.17. Delivery of Compliance Certificates, Bring-Down Negative Assurance Letters and Bring-Down Comfort Letters Upon Occurrence of Certain Events. Within five (5) Trading Days immediately following: (i) each date on which the Company files with the Commission (A) an annual report on Form 20-F under the Exchange Act, (B) a Form 20-F/A containing amended (or restated) financial information or a material amendment to a previously filed annual report on Form 20-F, (C) a Commission Document under the Exchange Act (other than those referred to in clauses (i)(A) and (i)(B) of this Section 6.17), including, without limitation, a Report on Form 6-K that includes new or updated material financial information as of the end of the Company’s most recent fiscal quarter or semi-annual period (as applicable), or (D) a Commission Document under the Exchange Act (other than those referred to in clauses (i)(A) and (i)(B) of this Section 6.17), including, without limitation, Report on Form 6-K which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement; and (ii) the effective date of (A) each post-effective amendment to the Initial Registration Statement, (B) each New Registration Statement and (C) each post-effective amendment to each New Registration Statement, and in any case, not more than once per calendar quarter (each, a “Representation Date”), (1) the Company shall (I) deliver to the Investor a Compliance Certificate, dated the date of delivery to the Investor, (II) cause to be furnished to the Investor an opinion and negative assurance letter “bring-down” from outside U.S. counsel to the Company, dated the date of delivery to the Investor, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, and the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Company Bring-Down Negative Assurance Letter”) and (III) other than with respect to a Representation Date pursuant to clause (i)(C) above, cause to be furnished to the Investor a customary “comfort letter” provided by the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), dated the date of delivery to the Investor, substantially in the form, scope and substance as the information contained in the Initial Comfort Letter (to the extent such information is then applicable), stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Comfort Letter (to the extent such financial information or other matters are then applicable), modified, as necessary, to address such new, updated, amended or restated financial information contained in any of the Commission Documents referred to in clause (i) above or to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, or the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Comfort Letter”), and (2) the Investor shall have received an opinion and negative assurance letter “bring-down” from outside U.S. counsel to the Investor, dated the date of delivery to the Investor, substantially in a form satisfactory to the Investor, modified, as necessary, to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, and the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, an “Investor Bring-Down Negative Assurance Letter” and, together with any Company Bring-Down Negative Assurance Letter, collectively, the “Bring-Down Negative Assurance Letters”). The requirement to provide the documents identified in the previous sentence shall be tolled with respect to any Representation Date, if (A) the Company has given written notice to the Investor (with a copy to its counsel) in accordance with Section 10.4, not later than one (1) Trading Day prior to the applicable Representation Date, of the Company’s decision to suspend delivery of Purchase Notices for future Purchases (each, a “Future Purchase Suspension”) (it being hereby acknowledged and agreed that no Future Purchase Suspension shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement, and that the parties shall fully perform their respective obligations with respect to any such pending Purchase under the Transaction Documents), and (B) such Representation Date does not occur during the period beginning on the Trading Day immediately preceding the Purchase Date for a Purchase and ending on the third (3rd) Trading Day following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to such Purchase, which tolling shall continue until the earlier to occur of (1) the Trading Day immediately preceding the Purchase Date for such Purchase, which for such calendar quarter shall be considered a Representation Date, and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver a Purchase Notice following a Representation Date when a Future Purchase Suspension was in effect and the Company did not provide the Investor with the documents identified in clauses (1)(I), (1)(II) and (1)(III) of the first sentence of this Section 6.17, or the Investor did not receive the documents identified in clause (2) of the first sentence of this Section 6.17, then prior to the Company’s delivery to the Investor of such Purchase Notice on a Purchase Date, the Company shall provide the Investor with the documents identified in clauses (1)(I), (1)(II) and (1)(III) of the first sentence of this Section 6.17, and the Investor shall have received the documents identified in clause (2) of the first sentence of this Section 6.17, in each case dated as of the applicable Purchase Date.

34

Section 6.18. PFIC Status. For each taxable year in which the Company determines it is a PFIC, the Company will provide to holders of Ordinary Shares that are U.S. taxpayers upon written request, or post on the Company’s website, the required information to enable such holders to make a qualified electing fund election under Section 1295 of the Code, and will satisfy all requirements described therein (which, for the avoidance of doubt, shall include providing a PFIC Annual Information Statement).

Article VII
CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of QIU Fee and Initial Investor Legal Fee Expense Reimbursement. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds: (a) to an account designated by the Qualified Independent Underwriter engaged by the Company pursuant to Section 6.15 (as applicable) on or prior to the date hereof, all fees required to be paid to the Qualified Independent Underwriter on or prior to the Closing Date pursuant to an engagement agreement between the Company and the Qualified Independent Underwriter setting forth the terms of such engagement in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; and (b) to an account designated by the Investor (or the Investor’s counsel, as applicable) on or prior to the date hereof, the Initial Investor Legal Fee Expense Reimbursement in accordance with Section 10.1(i), all of which Initial Investor Legal Fee Expense Reimbursement shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, in each case, regardless of whether the Commencement occurs or whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside U.S. and BVI counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto, and (c) as applicable, counterpart signature pages of any engagement agreement between the Company and the Qualified Independent Underwriter engaged by the Company pursuant to Section 6.15 executed by each of the parties thereto.

35

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering Purchase Notices under this Agreement, and the obligation of the Investor to accept Purchase Notices timely delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell all of the Shares included in such Prospectus.

36

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act, any applicable U.S. state securities or “blue sky” Laws, the BVI Companies Act or any other applicable Laws. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Form 6-K Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable Laws in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Securities Act, any applicable U.S. state securities or “blue sky” Laws, the BVI Companies Act and the applicable rules of the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, such Eligible Market), for the offer and sale of the Shares by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

37

(viii) No Injunction. No Law or Order shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No Proceeding before any arbitrator or any court or Governmental Entity shall have been commenced, and no inquiry or investigation by any Governmental Entity shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Shares. All of the Shares that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a Proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an Order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an Order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company.

(xiii) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Company’s Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s Transfer Agent, in each case directing such Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xiv) Reservation of Shares. As of the Commencement Date, based upon the Company Organizational Documents, the Company shall be authorized to issue an unlimited number of Ordinary Shares for the purpose of issuing Shares pursuant to Purchases that may be effected by the Company, at its election and in its sole discretion, from and after the Commencement Date under this Agreement.

38

(xv) Opinions and Negative Assurances of Company U.S. and BVI Counsel; Negative Assurances of Investor U.S. Counsel. On the Commencement Date, (a) the Investor shall have received the opinions and negative assurances from outside U.S. counsel to the Company and the opinions of outside BVI counsel to the Company, in each case dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, and (b) the Investor shall have received a negative assurance letter from outside U.S. counsel to the Investor, dated the Commencement Date, in a form satisfactory to the Investor.

(xvi) Initial Comfort Letter of Company Auditor. On the Commencement Date, the Investor shall have received from the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), a letter dated the Commencement Date and addressed to the Investor, in substantially the form, scope and substance mutually agreed to by the Company and the Investor at least one (1) Trading Day prior to the date on which the Initial Registration Statement is first filed with the Commission, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board, and (ii) stating the conclusions and findings of such firm with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (as supplemented by any Prospectus Supplement filed with the Commission on or prior to the Commencement Date), and certain other matters customarily covered by auditor “comfort letters,” except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) Trading Days prior to the Commencement Date (the “Initial Comfort Letter”).

(xvii) FINRA No Objections. Prior to the Commencement Date, FINRA’s Corporate Financing Department shall have confirmed in writing that it has determined not to raise any objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Transaction Documents.

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept Purchase Notices timely delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3, (i) with respect to a Market Open Purchase Notice for a Market Open Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Market Open Purchase Commencement Time of the applicable Market Open Purchase Period for such Market Open Purchase to be effected pursuant to such Market Open Purchase Notice, (ii) with respect to an Intraday Purchase Notice for an Intraday Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Intraday Purchase Commencement Time of the applicable Intraday Purchase Period for such Intraday Purchase to be effected pursuant to such Intraday Purchase Notice, (iii) with respect to a Pre-Market Purchase Notice for a Pre-Market Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Pre-Market Purchase Commencement Time of the applicable Pre-Market Purchase Period for such Pre-Market Purchase to be effected pursuant to such Pre-Market Purchase Notice, and (iv) with respect to a Post-Market Purchase Notice for a Post-Market Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Post-Market Purchase Commencement Time of the applicable Post-Market Purchase Period for such Post-Market Purchase to be effected pursuant to such Post-Market Purchase Notice (each such Market Open Purchase Commencement Time, Intraday Purchase Commencement Time, Pre-Market Purchase Commencement Time and Post-Market Purchase Commencement Time, at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

39

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xii) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.17 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such Purchase, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Purchase Notices delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date.

40

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Company’s Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by its Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any Proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act, any applicable U.S. state securities or “blue sky” Laws, the BVI Business Companies Act or any other applicable Laws (other than the transactions contemplated by the applicable Purchase Notice delivered by the Company to the Investor with respect to a Purchase to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

41

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such Purchase, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such Purchase, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such Purchase, shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form F-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Date for such Purchase), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

42

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Purchase Notice shall not (a) exceed, in the case of a Market Open Purchase Notice, the Market Open Purchase Maximum Amount applicable to such Market Open Purchase Notice, in the case of an Intraday Purchase Notice, the Intraday Purchase Maximum Amount applicable to such Intraday Purchase Notice, in the case of a Pre-Market Purchase Notice, the Pre-Market Purchase Maximum Amount applicable to such Pre-Market Purchase Notice, and in the case of a Post-Market Purchase Notice, the Post-Market Purchase Maximum Amount applicable to such Post-Market Purchase Notice, (b) cause the aggregate number of Ordinary Shares issued pursuant to this Agreement to exceed the Aggregate Limit, or (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) Ordinary Shares in excess of the Beneficial Ownership Limitation.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Negative Assurance Letters of Outside U.S. Counsel to the Company and Outside U.S. Counsel to the Investor; Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Company Bring-Down Negative Assurance Letters from outside U.S. counsel to the Company, which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, (b) all Investor Bring-Down Negative Assurance Letters from outside U.S. counsel to the Investor that were required to have been delivered to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, (c) all Bring-Down Comfort Letters from the Accountant, or a successor independent registered public accounting firm for the Company (as applicable), which the Company was obligated to instruct such firm to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, and (d) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, in each case in accordance with Section 6.17.

(xi) Payment of Commitment Fee and Additional Investor Legal Fee Expense Reimbursement. The Company shall have (a) paid, by wire transfer of immediately available funds to an account designated by the Investor, or the Investor shall have withheld from amounts otherwise payable to the Company pursuant to and in accordance with Section 10.1(ii), as applicable, all of the Commitment Fee (or earned portion thereof) that the Company was obligated to pay to the Investor, either through the Investor’s withholding of amounts otherwise payable to the Company or by cash payment directly to the Investor, as applicable, pursuant to, at such time(s) and in such manner as set forth in Section 10.1(ii), prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase, which Commitment Fee (or earned portion thereof) shall be fully earned by the Investor and non-refundable as of the date of such withholding by the Investor or such cash payment directly to the Investor (as the case may be), regardless of whether any subsequent Purchases are made or settled hereunder or any subsequent termination of this Agreement, and (b) paid, by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel), all Additional Investor Legal Fee Expense Reimbursement payments that the Company was obligated to pay to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable Purchase in accordance with Section 10.1(i), each of which Additional Investor Legal Fee Expense Reimbursement payments shall be fully earned and non-refundable as of the date such payments are made by the Company to the Investor (or the Investor’s counsel), regardless of whether any additional Purchases are made or settled hereunder or any subsequent termination of this Agreement.

43

Article VIII
TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which the Investor shall have purchased from the Company, pursuant to all Purchases that have occurred and fully settled pursuant to this Agreement, an aggregate number of Shares for a total aggregate gross purchase price to the Company equal to the Total Commitment, (iii) the date on which the Ordinary Shares shall have failed to be listed or quoted on the Trading Market or any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a Proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have (A) paid or caused to be paid all of the Commitment Fee (or earned portion thereof) required to be paid to the Investor, either through the Investor’s withholding of amounts otherwise payable to the Company or by cash payment directly to the Investor, as applicable, pursuant to, at such time(s) and in such manner as set forth in Section 10.1(ii), and (B) paid all Additional Investor Legal Fee Expense Reimbursement payments required to be paid to the Investor pursuant to Section 10.1(i) of this Agreement, in each case in this clause (i) prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Ordinary Shares on the Trading Market (or if the Ordinary Shares are then listed on any Eligible Market, trading in the Ordinary Shares on any such Eligible Market) shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable Law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Company shall publicly disclose such information in accordance with the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

44

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect any Commitment Fee (or earned portion thereof) paid or payable to the Investor pursuant to Section 10.1(ii), which Commitment Fee (or earned portion thereof) shall be fully earned by the Investor and non-refundable when withheld by, or paid by the Company directly to, the Investor in accordance with Section 10.1(ii), regardless of whether any subsequent Purchases are made or settled hereunder or any subsequent termination of this Agreement, (iv) affect the Initial Investor Legal Fee Expense Reimbursement paid to the Investor (or the Investor’s counsel, as applicable), all of which Initial Investor Legal Fee Expense Reimbursement shall be fully earned by the Investor and shall be non-refundable as of the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any Purchases are made or settled hereunder or any subsequent termination of this Agreement, and (v) affect any Additional Investor Legal Fee Expense Reimbursement payments payable or paid to the Investor (or the Investor’s counsel, as applicable), all of which Additional Investor Legal Fee Expense Reimbursement payments shall be fully earned by the Investor and shall be non-refundable when paid by the Company to the Investor (or the Investor’s counsel, as applicable), pursuant to Section 10.1(i), regardless of whether any additional Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, its Broker-Dealer, each of their respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor or its Broker-Dealer (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable and documented attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (b) any Proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

45

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all reasonable and documented legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any Proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other Proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable Law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the Proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any Proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the Proceeding is brought, the Company may (but will not be required to) assume the defense against the Proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a Proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the Proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable and documented fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

46

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X
MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Except as otherwise expressly provided in this Agreement (including Section 3.4 with respect to the Investor’s Clearing Costs), each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company, (1) on or prior to the Closing Date, shall have paid to the Investor (or to the Investor’s legal counsel, as applicable), by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s legal counsel, as applicable) on or prior to the Closing Date, $75,000 ($25,000 of which has been paid to the Investor’s legal counsel prior to the date hereof) as reimbursement for the reasonable and documented fees and disbursements of the Investor’s legal counsel incurred by the Investor prior to the Closing (the “Initial Investor Legal Fee Expense Reimbursement”), and (2) within ten (10) Business Days after each Representation Date (provided a Future Purchase Suspension is not then in effect), shall have paid to the Investor, by wire transfer of immediately available funds to an account designated by the Investor, an additional amount capped at $7,500 semi-annually (or if the Company files financial information on a quarterly basis, then per fiscal quarter) as reimbursement for the reasonable fees and disbursements of the Investor’s legal counsel incurred by the Investor in connection with the Investor’s ongoing due diligence and review of deliverables subject to Section 6.17 (the “Additional Investor Legal Fee Expense Reimbursement”), in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. For the avoidance of doubt, (1) the Initial Investor Legal Fee Expense Reimbursement shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, regardless of whether the Commencement shall have occurred, pursuant to the limitations set forth in Section 10.1(i), any Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement and (2) each Additional Investor Legal Fee Expense Reimbursement payment shall be fully earned by the Investor and shall be non-refundable following Commencement when paid in accordance with this Section 10.1(i), regardless of whether any additional Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto. The parties acknowledge that the Initial Investor Legal Fee Expense Reimbursement and the Additional Investor Legal Fee Expense Reimbursement payable in connection with the Investor’s ongoing due diligence and review of deliverables (subject to Section 6.17), collectively, are a reasonable estimate of, and are not disproportionate to, the probable costs of preparing the Transaction Documents and are less than or equal to the probable transaction costs of organizing a debt facility or capital raising in the amount of the Total Commitment.

47

(ii) Commitment Fee. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay or shall cause to be paid to the Investor the Commitment Fee solely pursuant to, at such time(s) and in such manner as set forth in this Section 10.1(ii). Except as otherwise provided in this Section 10.1(ii), the parties acknowledge and agree that the Commitment Fee shall be paid and satisfied exclusively through the Investor’s withholding of amounts from the Purchase Price otherwise payable to the Company as provided below, that the Company shall have no obligation to pay any portion of the Commitment Fee by any other means or in any other manner, and that the Investor shall be entitled to the Commitment Fee only to the extent of amounts actually so withheld. The Company and the Investor acknowledge and agree that the Investor shall withhold an additional amount in cash equal to ten percent (10%) from the Purchase Price payable by the Investor to the Company for the Market Open Purchase Share Amount, Intraday Purchase Share Amount, Pre-Market Purchase Share Amount and/or Post-Market Purchase Share Amount, as applicable, in connection with each Market Open Purchase, Intraday Purchase, Pre-Market Purchase and/or Post-Market Purchase, respectively, effected by the Company pursuant to this Agreement (the “Withheld Commitment Fee Amount”), until the Investor shall have received from such cash withholding(s) a total aggregate amount in cash equal to $500,000, representing the maximum aggregate Commitment Fee that may be earned by and paid to the Investor pursuant to this Agreement, it being understood that, except in the event of a Limited Commitment Fee Make-Whole (defined below), if the withholdings actually made hereunder in respect of the Commitment Fee total less than $500,000, the Investor shall be entitled to such lesser amount only and the Company shall have no obligation in respect of the difference, and upon the Investor’s receipt of a total aggregate amount in cash of $500,000 from such withholdings in respect of the Commitment Fee, the Investor shall not withhold any additional cash amounts in respect of the Commitment Fee from the Purchase Price payable by the Investor to the Company in connection with any Purchase effected pursuant to this Agreement. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company at any time prior to the ninetieth (90th) day following the Closing Date, the aggregate amount of the Commitment Fee shall be due in full and the Company shall pay or cause to be paid to the Investor, in cash, the difference, if any, between (i) $500,000 and (ii) the Withheld Commitment Fee Amount (the “Limited Commitment Fee Make-Whole”), within three (3) Business Days after written notice of such termination by the Company pursuant to Section 8.2 is provided to the Investor in accordance with Section 10.4, and no termination of this Agreement by the Company shall become effective unless and until the entire Limited Commitment Fee Make-Whole has been paid in cash by the Company to the Investor pursuant to and in accordance with this Section 10.1(ii). For the avoidance of doubt, each amount withheld by the Investor or paid by the Company to the Investor (as the case may be) in respect of the Commitment Fee in accordance with this Section 10.1(ii), shall be fully earned by the Investor and non-refundable as of the date of such withholding by the Investor or such payment by the Company to the Investor (as the case may be), regardless of whether any subsequent Purchases are made or settled hereunder or any subsequent termination of this Agreement.

48

(iii) No Legends. All Shares to be issued in respect of each Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.4 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any Transfer Agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent Transfer Agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s Transfer Agent to issue to the Investor or its designee all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent Transfer Agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s Transfer Agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares, in each case in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares to be issued and delivered from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued and delivered to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its Transfer Agent, or any successor Transfer Agent of the Company, with respect to the Shares from and after Commencement, and the Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its Transfer Agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all Shares acquired by the Investor pursuant to this Agreement that contain any restrictive legend, or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect, at the greater of (i) the Purchase Price paid by the Investor for such Shares in the applicable Purchase effected by the Company under this Agreement and (ii) the Closing Sale Price of the Ordinary Shares on the date of the Investor’s written instruction.

49

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in The City of New York, Borough of Manhattan, State of New York for the purposes of any Proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such Proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum or that the venue of the Proceeding is improper. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by Law. By the execution and delivery of this Agreement, the Company acknowledges that it has, by separate written instrument, irrevocably designated and appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court sitting in the City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Ordinary Shares shall be outstanding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement (or, in the case of the Company, to the Agent for Service) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by Law.

50

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

WeShop Holdings Limited

Hawk House

22 The Esplanade

Jersey JE1 1HH

Channel Islands

Telephone Number: [***]

Email: [***]

[***]

Attention: Maria Weaver, Chief Executive Officer

Johnny Hickling, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone Number: (212) 446-4800

Email: christian.nagler@kirkland.com

mathieu.kohmann@kirkland.com

Attention: Christian O. Nagler, P.C.

Mathieu Kohmann

51

If to the Investor:

Roth Principal Investments, LLC

2340 Collins Avenue, Suite 402

Miami Beach, Florida 33139

Telephone Number: [***]

Email: [***]

Attention: Joe Tonnos

Co-President

With a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telephone Number: (212) 521-5400

Email: EGraffeo@reedsmith.com

Attention: Liz Graffeo

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

52

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (other than the Threshold Price) and number of Ordinary Shares in any Transaction Document shall, in all cases, be subject to adjustment for any share splits, share combinations, share dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive Laws of the State of New York, without giving effect to any Laws of such state that would cause the application of the Laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

53

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its Purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, including any press release disclosing the execution of this Agreement and the Registration Rights Agreement by the Company, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided substantially the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its Purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 10.17. Judgment Currency. The Company agrees to indemnify the Investor and all of its Affiliates, shareholders, officers, directors, employees and direct or indirect investors, against any loss incurred by the Investor as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Page Follows]

54

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

WESHOP HOLDINGS LIMITED

By:	/s/ Maria Weaver
Name:	Maria Weaver
Title:	Chief Executive Officer

THE INVESTOR:

ROTH PRINCIPAL INVESTMENTS, LLC

By:	/s/ Joe Tonnos
Name:	Joe Tonnos
Title:	Co-President

ANNEX I TO THE
ORDINARY SHARES PURCHASE AGREEMENT
DEFINITIONS

“2025 Form 20-F” shall have the meaning assigned to such term in the definition of Commission Documents.

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Additional Investor Legal Fee Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agent for Service” shall have the meaning assigned to such term in Section 10.2(ii).

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Allowable Grace Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“ASC 606” shall have the meaning assigned to such term in Section 5.55.

“Average Price” means, for any Purchase, a price per Ordinary Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross Purchase Price paid by the Investor for all Ordinary Shares purchased pursuant to this Agreement by (ii) the aggregate number of Ordinary Shares issued pursuant to this Agreement.

“Bankruptcy Law” means (i) Title 11, U.S. Code, and any similar U.S. federal or U.S. state law for the relief of debtors, including, without limitation, U.S. federal or U.S. state insolvency laws, (ii) the BVI Insolvency Act, 2003, and the BVI Insolvency Rules, 2005, and any similar BVI law for the relief of debtors, including, without limitation, BVI insolvency laws, and (iii) any other foreign statute or law for the relief of debtors, including, without limitation, insolvency laws.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.6.

“Base Price” means a price per Ordinary Share equal to the sum of (i) the Minimum Price and (ii) $0.2135 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction that occurs on or after the date of this Agreement).

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Comfort Letter” shall have the meaning assigned to such term in Section 6.17.

“Bring-Down Negative Assurance Letter” shall have the meaning assigned to such term in Section 6.17.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“BVI Companies Act” means the BVI Business Companies Act, Revised Edition 2020, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder.

“Clearing Costs” means, with respect to the Shares purchased by the Investor in a Purchase effected by the Company under Article III, an amount in cash equal to the product of (i) the total number of Shares purchased by the Investor in such Purchase and (ii) $0.0015.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Ordinary Shares as of any date, the last closing trade price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Ordinary Shares, then the last trade price for the Ordinary Shares prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.38.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since January 1, 2026 and prior to the date of this Agreement, including, without limitation, the Company’s Annual Report on Form 20-F for its fiscal year ended December 31, 2025 filed by the Company with the Commission on April 30, 2026 (the “2025 Form 20-F”), and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Form 6-K Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Fee” means an amount in cash, not to exceed $500,000 in the aggregate, which the Company shall pay or cause to be paid to the Investor, pursuant to, at such time(s) and in such manner as set forth in Section 10.1(ii) of this Agreement.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Company Organizational Documents” means the Amended and Restated Memorandum and Articles of Association of the Company, each as amended or substituted from time to time.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Cover Price” shall have the meaning assigned to such term in Section 3.4.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.45.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means Ordinary Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable in the United States and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s Transfer Agent to the Investor’s (or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased or acquired by the Investor are maintained) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.38.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.38.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.5(a).

“Exempt Issuance” means the issuance of (a) Ordinary Shares, options or other equity incentive awards to employees, officers, directors, vendors, consultants, service providers and agents or other eligible persons of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Shares issued to the Investor (or its designee) pursuant to the Transaction Documents, (2) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares or Ordinary Shares Equivalents held by the Investor or an Affiliate of the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Ordinary Shares issued by the Company to the Investor (or its designee) or an Affiliate of the Investor in connection with any “equity line of credit” or other continuous offering or similar offering of Ordinary Shares (other than the transactions contemplated by the Transaction Documents) pursuant to one or more written agreements between the Company and the Investor executed after the date of this Agreement (if any) or an Affiliate of the Investor (including RCP) executed prior to or after the date of this Agreement (if any), whereby the Company may sell Ordinary Shares to the Investor or an Affiliate of the Investor (including RCP) at a future determined price, (e) Ordinary Shares issued by the Company in any “at the market offering” or “equity distribution program” or similar offering of Ordinary Shares exclusively to or through RCP pursuant to one or more written agreements between the Company and RCP, and (f) WePoints, Ordinary Shares and Class B ordinary shares of the Company, in each case issued to support the continued operations of the Shareback Plan, including the issuance of WePoints to WeShop users, pursuant to the Shareback Plan, the issuance of Ordinary Shares upon redemptions of WePoints and the issuance of Class B ordinary shares to the WeShop Community Trust.

“FCPA” shall have the meaning assigned to such term in Section 5.35.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Filing” shall have the meaning assigned to such term in Section 6.14.

“Form 6-K Report” shall have the meaning assigned to such term in Section 2.3.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital shares immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Ordinary Shares (excluding any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

“Future Purchase Suspension” shall have the meaning assigned to such term in Section 6.17.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“GDPR” shall have the meaning assigned to such term in Section 5.40.

“Governmental Entity” means any, whether in the United States, the BVI or otherwise, (a) multinational, national, federal, state, regional, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, legislature or entity and any court or other judicial body or tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Home Country Practice” shall have the meaning assigned to such term in Section 3.5(a).

“Hazardous Materials” means any material, chemical, substance, or waste regulated as hazardous or toxic, or as a pollutant or contaminant, or which can give rise to liability, under any Environmental Law, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, or radioactive materials.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Initial Comfort Letter” shall have the meaning assigned to such term in Section 7.2(xvi).

“Initial Investor Legal Fee Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.19.

“Intraday Purchase” shall have the meaning assigned to such term in Section 3.2.

“Intraday Purchase Commencement Time” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday Purchase that is the latest of: (i) the Market Open Purchase Ending Time of the Market Open Purchase Period for the Market Open Purchase preceding the Intraday Purchase Period for such Intraday Purchase occurring on the same Purchase Date as such earlier Market Open Purchase, if the Company has timely delivered a Market Open Purchase Notice to the Investor for a Market Open Purchase on such Purchase Date, (ii) the Intraday Purchase Ending Time of the Intraday Purchase Period for the most recent prior Intraday Purchase, if any, occurring on the same Purchase Date as such Intraday Purchase, and (iii) the Investor’s timely receipt (acknowledged by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday Purchase Notice, other than via auto-reply) from the Company of the applicable Intraday Purchase Notice for such Intraday Purchase on the applicable Purchase Date therefor.

“Intraday Purchase Ending Time” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such Intraday Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the Intraday Purchase Commencement Time of the Intraday Purchase Period for such Intraday Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period has exceeded the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase (taking into account the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase); provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period shall exclude from such calculation all Ordinary Shares traded in any of the following transactions, to the extent they occur during such Intraday Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified in the applicable Intraday Purchase Notice that clause (iii) below shall not trigger the Intraday Purchase Ending Time for such Intraday Purchase (such specification by the Company, whether in an Intraday Purchase Notice or in a Market Open Purchase Notice, a “Limit Order Continue Election”), all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period at a Sale Price that is less than the applicable Intraday Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified in the applicable Intraday Purchase Notice that this clause (iii) shall trigger the Intraday Purchase Ending Time for such Intraday Purchase (such specification by the Company, whether in an Intraday Purchase Notice or in a Market Open Purchase Notice, a “Limit Order Discontinue Election”), immediately at such time following the Intraday Purchase Commencement Time of the Intraday Purchase Period for such Intraday Purchase that the Sale Price of any share of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period is less than the applicable Intraday Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Ordinary Shares traded during such Intraday Purchase Period is less than the applicable Intraday Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable). All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Intraday Purchase Maximum Amount” means, with respect to an Intraday Purchase made pursuant to Section 3.2, such number of Ordinary Shares equal to the lesser of: (i) two (2) million shares, and (ii) the product of (A) the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase, multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) during the Intraday Purchase Period for such Intraday Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all Ordinary Shares traded in any of the following transactions, to the extent they occur during such Intraday Purchase Period (as applicable): (1) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (2) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (3) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period at a Sale Price that is less than the applicable Intraday Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Intraday Purchase Minimum Price Threshold” means, with respect to an Intraday Purchase made pursuant to Section 3.2, either (a) the dollar amount specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Intraday Purchase Ending Time” shall have occurred during the applicable Intraday Purchase Period for such Intraday Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, or (b) the dollar amount specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Ordinary Shares during the applicable Intraday Purchase Period that shall be excluded from the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable Intraday Purchase Notice for such Intraday Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Intraday Purchase Notice for such Intraday Purchase, then the per share minimum Sale Price threshold to be used in such Intraday Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such Intraday Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Intraday Purchase Notice” means, with respect to an Intraday Purchase made pursuant to Section 3.2, an irrevocable written notice from the Company to the Investor, specifying the Intraday Purchase Percentage that shall apply to such Intraday Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday Purchase, and directing the Investor to subscribe for and purchase a specified Intraday Purchase Share Amount (such specified Intraday Purchase Share Amount subject to automatic adjustment as set forth in Section 3.2 as necessary to give effect to the applicable Intraday Purchase Maximum Amount for such Intraday Purchase), at the applicable Intraday Purchase Price therefor on the Purchase Date for such Intraday Purchase in accordance with this Agreement, that is delivered by the Company to the Investor and received by the Investor (i) after the latest of (X) 10:00 a.m., New York City time, on such Purchase Date, if the Company has not timely delivered a Market Open Purchase Notice to the Investor for a Market Open Purchase on such Purchase Date, (Y) the Market Open Purchase Ending Time of the Market Open Purchase Period for the Market Open Purchase preceding the Intraday Purchase Period for such Intraday Purchase occurring on the same Purchase Date as such earlier Market Open Purchase, if the Company has timely delivered a Market Open Purchase Notice to the Investor for a Market Open Purchase on such Purchase Date, and (Z) the Intraday Purchase Ending Time of the Intraday Purchase Period for the most recent prior Intraday Purchase, if any, occurring on the same Purchase Date as such Intraday Purchase, and (ii) prior to the earlier of (X) 2:00 p.m., New York City time, on such Purchase Date and (Y) such time that is exactly two (2) hours immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date, if the Trading Market (or such Eligible Market, as applicable) has theretofore publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date.

“Intraday Purchase Percentage” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase, which shall not exceed 25.0%, for purposes of calculating, among other things, the Intraday Purchase Maximum Amount, the Intraday Purchase Share Amount and the Intraday Purchase Share Volume Maximum, in each case applicable to such Intraday Purchase.

“Intraday Purchase Period” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the period on the Purchase Date for such Intraday Purchase, beginning at the applicable Intraday Purchase Commencement Time and ending at the applicable Intraday Purchase Ending Time on such Purchase Date for such Intraday Purchase.

“Intraday Purchase Price” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Intraday Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable Intraday Purchase Period on the applicable Purchase Date for such Intraday Purchase (sometimes referred to herein as the “Intraday Purchase Period VWAP”); provided, however, that the calculation of the VWAP for the Ordinary Shares for the Intraday Purchase Period for an Intraday Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period at a Sale Price that is less than the applicable Intraday Purchase Minimum Price Threshold for such Intraday Purchase. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Intraday Purchase Share Amount” means, with respect to an Intraday Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Intraday Purchase as specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase, which total number of Shares shall not exceed the Intraday Purchase Maximum Amount applicable to such Intraday Purchase, taking into account the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase (and such number of Shares specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase shall be subject to automatic adjustment in accordance with Section 3.2 as necessary to give effect to the Intraday Purchase Maximum Amount limitation applicable to such Intraday Purchase, taking into account the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase, as set forth in this Agreement).

“Intraday Purchase Share Volume Maximum” means, with respect to an Intraday Purchase made pursuant to Section 3.2, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Intraday Purchase Share Amount to be purchased by the Investor in such Intraday Purchase, by (ii) the Intraday Purchase Percentage specified by the Company in the applicable Intraday Purchase Notice for such Intraday Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.45.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (i) the Company’s Chief Executive Officer and (ii) the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Limit Order Continue Election” shall have the meaning assigned to such term in the definition of “Intraday Purchase Ending Time,” which election shall be applicable to any Purchase effected by the Company contemplated under Article III of this Agreement, if such election is specified by the Company in the applicable Purchase Notice for such Purchase.

“Limit Order Discontinue Election” shall have the meaning assigned to such term in the definition of “Intraday Purchase Ending Time,” which election shall be applicable to any Purchase effected by the Company contemplated under Article III of this Agreement, if such election is specified by the Company in the applicable Purchase Notice for such Purchase.

“Market Open Purchase” shall have the meaning assigned to such term in Section 3.1.

“Market Open Purchase Commencement Time” means, with respect to a Market Open Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such Market Open Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“Market Open Purchase Ending Time” means, with respect to a Market Open Purchase made pursuant to Section 3.1, the time on the Purchase Date for such Market Open Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such Market Open Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the Market Open Purchase Commencement Time of the Market Open Purchase Period for such Market Open Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period has exceeded the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase (taking into account the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase); provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period shall exclude from such calculation all Ordinary Shares traded in any of the following transactions, to the extent they occur during such Market Open Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period at a Sale Price that is less than the applicable Market Open Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified a Limit Order Discontinue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, immediately at such time following the Market Open Purchase Commencement Time of the Market Open Purchase Period for such Market Open Purchase that the Sale Price of any share of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period is less than the applicable Market Open Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Ordinary Shares traded during such Market Open Purchase Period is less than the applicable Market Open Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable). All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Market Open Purchase Maximum Amount” means, with respect to a Market Open Purchase made pursuant to Section 3.1, such number of Ordinary Shares equal to the lesser of: (i) two (2) million shares, and (ii) the product of (A) the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase, multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) during the Market Open Purchase Period for such Market Open Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all Ordinary Shares traded in any of the following transactions, to the extent they occur during such Market Open Purchase Period (as applicable): (1) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (2) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (3) provided the Company shall have specified a Limit Order Continue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period at a Sale Price that is less than the applicable Market Open Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Market Open Purchase Minimum Price Threshold” means, with respect to a Market Open Purchase made pursuant to Section 3.1, either (a) the dollar amount specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Market Open Purchase Ending Time” shall have occurred during the applicable Market Open Purchase Period for such Market Open Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, or (b) the dollar amount specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Ordinary Shares during the applicable Market Open Purchase Period that shall be excluded from the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable Market Open Purchase Notice for such Market Open Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Market Open Purchase Notice for such Market Open Purchase, then the per share minimum Sale Price threshold to be used in such Market Open Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such Market Open Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Market Open Purchase Notice” means, with respect to a Market Open Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 7:30 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such Market Open Purchase, specifying the Market Open Purchase Percentage that shall apply to such Market Open Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Market Open Purchase, and directing the Investor to subscribe for and purchase a specified Market Open Purchase Share Amount (such specified Market Open Purchase Share Amount subject to automatic adjustment as set forth in Section 3.1 as necessary to give effect to the applicable Market Open Purchase Maximum Amount for such Market Open Purchase), at the applicable Market Open Purchase Price therefor on such Purchase Date for such Market Open Purchase in accordance with this Agreement.

“Market Open Purchase Percentage” means, with respect to a Market Open Purchase made pursuant to Section 3.1, the percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase, which shall not exceed 25.0%, for purposes of calculating, among other things, the Market Open Purchase Maximum Amount, the Market Open Purchase Share Amount and the Market Open Purchase Share Volume Maximum, in each case applicable to such Market Open Purchase.

“Market Open Purchase Period” means, with respect to a Market Open Purchase made pursuant to Section 3.1, the period on the Purchase Date for such Market Open Purchase, beginning at the applicable Market Open Purchase Commencement Time and ending at the applicable Market Open Purchase Ending Time on such Purchase Date for such Market Open Purchase.

“Market Open Purchase Price” means, with respect to a Market Open Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such Market Open Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable Market Open Purchase Period on the applicable Purchase Date for such Market Open Purchase (sometimes referred to herein as the “Market Open Purchase Period VWAP”); provided, however, that the calculation of the VWAP for the Ordinary Shares for the Market Open Purchase Period for a Market Open Purchase shall exclude each of the following transactions, to the extent they occur during such Market Open Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period at a Sale Price that is less than the applicable Market Open Purchase Minimum Price Threshold for such Market Open Purchase. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Market Open Purchase Share Amount” means, with respect to a Market Open Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such Market Open Purchase as specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase, which total number of Shares shall not exceed the Market Open Purchase Maximum Amount applicable to such Market Open Purchase, taking into account the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase (and such number of Shares specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase shall be subject to automatic adjustment in accordance with Section 3.1 as necessary to give effect to the Market Open Purchase Maximum Amount limitation applicable to such Market Open Purchase, taking into account the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase, as set forth in this Agreement).

“Market Open Purchase Share Volume Maximum” means, with respect to a Market Open Purchase made pursuant to Section 3.1, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Market Open Purchase Share Amount to be purchased by the Investor in such Market Open Purchase, by (ii) the Market Open Purchase Percentage specified by the Company in the applicable Market Open Purchase Notice for such Market Open Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company as set forth in the Commission Documents that is material and adverse to the Company and its Subsidiaries, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Company’s or any of its Subsidiaries’ relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable Laws or accounting rules, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“Minimum Price” means $5.1340, representing the lower of (i) the Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the date of this Agreement (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction that occurs on or after the date of this Agreement).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.37.

“MPA Period” means: (i) with respect to the first publication or distribution of a research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company by any Affiliate of the Investor, including, without limitation, RCP, the period commencing at 5:00 p.m., New York City time, on the eleventh (11th) Trading Day immediately preceding the Trading Day on which any Affiliate of the Investor, including, without limitation, RCP, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company, and ending at 6:00 a.m., New York City time, on the eleventh (11th) Trading Day immediately following the Trading Day on which any Affiliate of the Investor, including, without limitation, RCP, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company; (ii) with respect to any subsequent publication or distribution of a research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company by any Affiliate of the Investor, including, without limitation, RCP, the period commencing at 5:00 p.m., New York City time, on the fourth (4th) Trading Day immediately preceding the Trading Day on which any Affiliate of the Investor, including, without limitation, RCP, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company, and ending at 6:00 a.m., New York City time, on the fourth (4th) Trading Day immediately following the Trading Day on which any Affiliate of the Investor, including, without limitation, RCP, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company; and (iii) with respect to any non-deal road show or investor conference, investor marketing event or pre-scheduled series of investor meetings (either in person or virtual) that is hosted (or substantially coordinated, organized, arranged or facilitated) by any Affiliate of the Investor, including without limitation RCP, at which the Company shall have agreed to participate (a “Scheduled Investor Marketing Event”), the period commencing at 5:00 p.m., New York City time, on the fourth (4th) Trading Day immediately preceding the first Trading Day on which the Scheduled Investor Marketing Event occurred, and ending at 6:00 a.m., New York City time, on the fourth (4th) Trading Day immediately following the last Trading Day on which such Scheduled Investor Marketing Event had occurred, provided that a Scheduled Investor Marketing Event shall not include any event at which an Affiliate of the Investor merely attends as a participant or provides de minimis administrative assistance.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Non-Affiliate Shares” shall have the meaning assigned to such term in Section 5.46.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“OFAC” shall have the meaning assigned to such term in Section 5.36.

“Order” means any outstanding writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Ordinary Shares” shall have the meaning assigned to such term in the recitals of this Agreement.

“Ordinary Shares Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“PCI DSS” shall have the meaning assigned to such term in Section 5.52.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of (i) any post-effective amendment to the Initial Registration Statement or any New Registration Statement or (ii) any New Registration Statement, as applicable, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment or New Registration Statement, as applicable.

“Permits” means all franchises, grants, authorizations, licenses, permits, easements, consents, certificates exemptions, waivers and Orders of any Governmental Entity required for the conduct of the business conducted by the Company and its Subsidiaries.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Entity.

“Personal Data” shall have the meaning assigned to such term in Section 5.40.

“PFIC” shall have the meaning assigned to such term in Section 5.44.

“Policies” shall have the meaning assigned to such term in Section 5.40.

“Post-Market Purchase” shall have the meaning assigned to such term in Section 3.3(b).

“Post-Market Purchase Commencement Time” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), such time after 4:05 p.m., New York City time, on the Purchase Date for such Post-Market Purchase that the Investor shall have timely received from the Company a valid Post-Market Purchase Notice for such Post-Market Purchase, as acknowledged by email correspondence from the Investor to each of the individual notice recipients of the Company set forth in the applicable Post-Market Purchase Notice, other than via auto-reply, such email correspondence confirming the applicable commencement time of the Post-Market Purchase Period for such Post-Market Purchase on such Purchase Date therefor.

“Post-Market Purchase Ending Time” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the time on the Purchase Date for such Post-Market Purchase that is the earliest of: (i) 6:00:00 p.m., New York City time, on the Purchase Date for such Post-Market Purchase; (ii) immediately at such time following the Post-Market Purchase Commencement Time of the Post-Market Purchase Period for such Post-Market Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period has exceeded the applicable Post-Market Purchase Share Volume Maximum for such Post-Market Purchase (taking into account the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase); provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period at a Sale Price that is less than the applicable Post-Market Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified a Limit Order Discontinue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, immediately at such time following the Post-Market Purchase Commencement Time of the Post-Market Purchase Period for such Post-Market Purchase that the Sale Price of any share of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period is less than the applicable Post-Market Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Post-Market Purchase Maximum Amount” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), such number of Ordinary Shares equal to the lesser of: (i) one (1) million shares, and (ii) the product of (A) the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase, multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) during the Post-Market Purchase Period for such Post-Market Purchase; provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period at a Sale Price that is less than the applicable Post-Market Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Post-Market Purchase Minimum Price Threshold” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), either (a) the dollar amount specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Post-Market Purchase Ending Time” shall have occurred during the applicable Post-Market Purchase Period for such Post-Market Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, or (b) the dollar amount specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Ordinary Shares during the applicable Post-Market Purchase Period that shall be excluded from the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Post-Market Purchase Notice for such Post-Market Purchase, then the per share minimum Sale Price threshold to be used in such Post-Market Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such Post-Market Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Post-Market Purchase Notice” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 4:05 p.m., New York City time, and prior to 5:00 p.m., New York City time, on the Purchase Date for such Post-Market Purchase, specifying the Post-Market Purchase Percentage that shall apply to such Post-Market Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Post-Market Purchase, and directing the Investor to purchase a specified Post-Market Purchase Share Amount (such specified Post-Market Purchase Share Amount subject to automatic adjustment as set forth in Section 3.3(b) as necessary to give effect to the applicable Post-Market Purchase Maximum Amount for such Post-Market Purchase), at the applicable Post-Market Purchase Price therefor on such Purchase Date for such Post-Market Purchase in accordance with this Agreement.

“Post-Market Purchase Percentage” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase, which shall not exceed 20.0%, for purposes of calculating, among other things, the Post-Market Purchase Maximum Amount, the Post-Market Purchase Share Amount and the Post-Market Purchase Share Volume Maximum, in each case applicable to such Post-Market Purchase.

“Post-Market Purchase Period” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the period on the Purchase Date for such Post-Market Purchase, beginning at the applicable Post-Market Purchase Commencement Time and ending at the applicable Post-Market Purchase Ending Time on such Purchase Date for such Post-Market Purchase.

“Post-Market Purchase Price” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the purchase price per Share to be purchased by the Investor in such Post-Market Purchase, equal to the product of (i) 0.95, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable Post-Market Purchase Period on the applicable Purchase Date for such Post-Market Purchase (sometimes referred to herein as the “Post-Market Purchase Period VWAP”); provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, the calculation of the VWAP for the Ordinary Shares for the Post-Market Purchase Period for a Post-Market Purchase shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period at a Sale Price that is less than the applicable Post-Market Purchase Minimum Price Threshold for such Post-Market Purchase. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Post-Market Purchase Share Amount” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the total number of Shares to be purchased by the Investor in such Post-Market Purchase as specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase, which total number of Shares shall not exceed the Post-Market Purchase Maximum Amount applicable to such Post-Market Purchase, taking into account the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase (and such number of Shares specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase shall be subject to automatic adjustment in accordance with Section 3.3(b) as necessary to give effect to the Post-Market Purchase Maximum Amount limitation applicable to such Post-Market Purchase, taking into account the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase, as set forth in this Agreement).

“Post-Market Purchase Share Volume Maximum” means, with respect to a Post-Market Purchase made pursuant to Section 3.3(b), a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Post-Market Purchase Share Amount to be purchased by the Investor in such Post-Market Purchase, by (ii) the Post-Market Purchase Percentage specified by the Company in the applicable Post-Market Purchase Notice for such Post-Market Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Pre-Market Purchase” shall have the meaning assigned to such term in Section 3.3(a).

“Pre-Market Purchase Commencement Time” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), such time after 7:00 a.m., New York City time, on the Purchase Date for such Pre-Market Purchase that the Investor shall have timely received from the Company a valid Pre-Market Purchase Notice for such Pre-Market Purchase, as acknowledged by email correspondence from the Investor to each of the individual notice recipients of the Company set forth in the applicable Pre-Market Purchase Notice, other than via auto-reply, such email correspondence confirming the applicable commencement time of the Pre-Market Purchase Period for such Pre-Market Purchase on such Purchase Date therefor.

“Pre-Market Purchase Ending Time” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the time on the Purchase Date for such Pre-Market Purchase that is the earliest of: (i) 9:10:00 a.m., New York City time, on the Purchase Date for such Market Open Purchase; (ii) immediately at such time following the Pre-Market Purchase Commencement Time of the Pre-Market Purchase Period for such Pre-Market Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period has exceeded the applicable Pre-Market Purchase Share Volume Maximum for such Pre-Market Purchase (taking into account the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase); provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period at a Sale Price that is less than the applicable Pre-Market Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified a Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, immediately at such time following the Pre-Market Purchase Commencement Time of the Pre-Market Purchase Period for such Pre-Market Purchase that the Sale Price of any share of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period is less than the applicable Pre-Market Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Pre-Market Purchase Maximum Amount” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), such number of Ordinary Shares equal to the lesser of: (i) one (1) million shares, and (ii) the product of (A) the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) during the Pre-Market Purchase Period for such Pre-Market Purchase; provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period at a Sale Price that is less than the applicable Pre-Market Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Pre-Market Purchase Minimum Price Threshold” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), either (a) the dollar amount specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Pre-Market Purchase Ending Time” shall have occurred during the applicable Pre-Market Purchase Period for such Pre-Market Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, or (b) the dollar amount specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Ordinary Shares during the applicable Pre-Market Purchase Period that shall be excluded from the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, then the per share minimum Sale Price threshold to be used in such Pre-Market Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such Pre-Market Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.

“Pre-Market Purchase Notice” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 7:00 a.m., New York City time, and prior to 8:30 a.m., New York City time, on the Purchase Date for such Pre-Market Purchase, specifying the Pre-Market Purchase Percentage that shall apply to such Pre-Market Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Pre-Market Purchase, and directing the Investor to purchase a specified Pre-Market Purchase Share Amount (such specified Pre-Market Purchase Share Amount subject to automatic adjustment as set forth in Section 3.3(a) as necessary to give effect to the applicable Pre-Market Purchase Maximum Amount for such Pre-Market Purchase), at the applicable Pre-Market Purchase Price therefor on such Purchase Date for such Pre-Market Purchase in accordance with this Agreement.

“Pre-Market Purchase Percentage” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, which shall not exceed 20.0%, for purposes of calculating, among other things, the Pre-Market Purchase Maximum Amount, the Pre-Market Purchase Share Amount and the Pre-Market Purchase Share Volume Maximum, in each case applicable to such Pre-Market Purchase.

“Pre-Market Purchase Period” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the period on the Purchase Date for such Pre-Market Purchase, beginning at the applicable Pre-Market Purchase Commencement Time and ending at the applicable Pre-Market Purchase Ending Time on such Purchase Date for such Pre-Market Purchase.

“Pre-Market Purchase Price” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the purchase price per Share to be purchased by the Investor in such Pre-Market Purchase, equal to the product of (i) 0.95, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable Pre-Market Purchase Period on the applicable Purchase Date for such Pre-Market Purchase (sometimes referred to herein as the “Pre-Market Purchase Period VWAP”); provided, however, that, if the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, the calculation of the VWAP for the Ordinary Shares for the Pre-Market Purchase Period for a Pre-Market Purchase shall exclude from such calculation all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period at a Sale Price that is less than the applicable Pre-Market Purchase Minimum Price Threshold for such Pre-Market Purchase. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Pre-Market Purchase Share Amount” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the total number of Shares to be purchased by the Investor in such Pre-Market Purchase as specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, which total number of Shares shall not exceed the Pre-Market Purchase Maximum Amount applicable to such Pre-Market Purchase, taking into account the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase (and such number of Shares specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase shall be subject to automatic adjustment in accordance with Section 3.3(a) as necessary to give effect to the Pre-Market Purchase Maximum Amount limitation applicable to such Pre-Market Purchase, taking into account the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, as set forth in this Agreement).

“Pre-Market Purchase Share Volume Maximum” means, with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Pre-Market Purchase Share Amount to be purchased by the Investor in such Pre-Market Purchase, by (ii) the Pre-Market Purchase Percentage specified by the Company in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

“Privacy Laws” shall have the meaning assigned to such term in Section 5.40.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending in court or arbitration or by, before or otherwise involving any Governmental Entity.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Purchase” or “Purchases” means any one or more of the following (given the context in which it is used in this Agreement): (i) Market Open Purchase(s) made pursuant to Section 3.1, (ii) Intraday Purchase(s) made pursuant to Section 3.2, (iii) Pre-Market Purchase(s) made pursuant to Section 3.3(a) and/or (iv) Post-Market Purchase(s) made pursuant to Section 3.3(b).

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Date” means: (i) with respect to a Market Open Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, (A) after 7:30 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid Market Open Purchase Notice for such Market Open Purchase in accordance with this Agreement; (ii) with respect to an Intraday Purchase made pursuant to Section 3.2, the Trading Day on which the Investor timely receives a valid Intraday Purchase Notice for such Intraday Purchase in accordance with this Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such Trading Day, if the Company has not timely delivered a valid Market Open Purchase Notice to the Investor for a Market Open Purchase on such Trading Day, (Y) the Market Open Purchase Ending Time of the Market Open Purchase Period for the Market Open Purchase preceding the applicable Intraday Purchase Period for such Intraday Purchase occurring on the same Trading Day as such earlier Market Open Purchase, if the Company has timely delivered a valid Market Open Purchase Notice to the Investor for a Market Open Purchase on such Trading Day, and (Z) the Intraday Purchase Ending Time of the Intraday Purchase Period for the most recent prior Intraday Purchase, if any, occurring on the same Trading Day as such Intraday Purchase, and (B) prior to the earlier of (X) 2:00 p.m., New York City time, on such Trading Day for such Intraday Purchase and (Y) such time that is exactly two (2) hours immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on such Trading Day, if the Trading Market (or such Eligible Market, as applicable) has publicly announced that the official close of the primary (or “regular”) trading session shall be earlier than 4:00 p.m., New York City time, on such Trading Day; (iii) with respect to a Pre-Market Purchase made pursuant to Section 3.3(a), the Trading Day on which the Investor timely receives, (A) after 7:00 a.m., New York City time, and (B) prior to 8:30 a.m., New York City time, on such Trading Day, a valid Pre-Market Purchase Notice for such Pre-Market Purchase in accordance with this Agreement; and (iv) with respect to a Post-Market Purchase made pursuant to Section 3.3(b), the Trading Day on which the Investor timely receives, (A) after 4:05 p.m., New York City time, and (B) prior to 5:00 p.m., New York City time, on such Trading Day, a valid Post-Market Purchase Notice for such Post-Market Purchase in accordance with this Agreement.

“Purchase Notice” or “Purchase Notices” means any one or more of the following (given the context in which it is used in this Agreement): (i) Market Open Purchase Notice(s) with respect to Market Open Purchase(s) made pursuant to Section 3.1, (ii) Intraday Purchase Notice(s) with respect to Intraday Purchase(s) made pursuant to Section 3.2, (iii) Pre-Market Purchase Notice(s) with respect to Pre-Market Purchase(s) made pursuant to Section 3.3(a) and/or (iv) Post-Market Purchase Notice(s) with respect to Post-Market Purchase(s) made pursuant to Section 3.3(b).

“Purchase Period VWAP” means any one or more of the following (given the context in which it is used in this Agreement): (i) the applicable Market Open Purchase Period VWAP with respect to a Market Open Purchase made pursuant to Section 3.1, (ii) the applicable Intraday Purchase Period VWAP with respect to an Intraday Purchase made pursuant to Section 3.2, (iii) the applicable Pre-Market Purchase Period VWAP with respect to a Pre-Market Purchase made pursuant to Section 3.3(a) and/or (iv) the applicable Post-Market Purchase Period VWAP with respect to a Post-Market Purchase made pursuant to Section 3.3(b).

“Purchase Price” means any one or more of the following (given the context in which it is used in this Agreement): (i) the applicable Market Open Purchase Price for the Shares purchased by the Investor in a Market Open Purchase effected by the Company pursuant to Section 3.1, (ii) the applicable Intraday Purchase Price for the Shares purchased by the Investor in an Intraday Purchase effected by the Company pursuant to Section 3.2, (iii) the applicable Pre-Market Purchase Price for the Shares purchased by the Investor in a Pre-Market Purchase effected by the Company pursuant to Section 3.3(a) and/or (iv) the applicable Post-Market Purchase Price for the Shares purchased by the Investor in a Post-Market Purchase effected by the Company pursuant to Section 3.3(b).

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.4.

“Qualified Independent Underwriter” shall have the meaning assigned to such term in FINRA Rule 5121(f)(12).

“RCP” shall have the meaning assigned to such term in the Recitals.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals hereof.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment.

“Representation Date” shall have the meaning assigned to such term in Section 6.17.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Ordinary Shares on the Trading Market, or if the Ordinary Shares are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Shareback Plan” shall have the meaning assigned to such term in Section 5.54.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the Ordinary Shares that may be purchased by the Investor under this Agreement pursuant to one or more Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means $1.00, which shall not be adjusted (proportionally or otherwise) for any forward share split, reverse share split, share combination, share dividend, recapitalization, reorganization or other similar transaction involving the capital shares of the Company that occurs on or after the date of the Agreement.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Ordinary Shares are then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” means, collectively, Computershare Inc. and its Affiliate, Computershare Trust Company, N.A., at its principal offices in Canton, MA and Jersey City, NJ, as transfer agent of the Company with respect to the Ordinary Shares (including the Shares), or such other Person who is then serving as the transfer agent for the Company in respect of the Ordinary Shares (including the Shares).

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares or Ordinary Shares Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction), or (ii) issues or sells any equity or debt securities, including, without limitation, Ordinary Shares or Ordinary Shares Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Ordinary Shares or Ordinary Shares Equivalents, whereby the Company may sell Ordinary Shares or Ordinary Shares Equivalents at a future determined price.

“VWAP” means, for the Ordinary Shares for a specified period, the dollar volume-weighted average price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Market Open Purchase Period for each Market Open Purchase shall exclude each of the following transactions, to the extent they occur during such Market Open Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Market Open Purchase Notice for such Market Open Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Market Open Purchase Period at a Sale Price that is less than the applicable Market Open Purchase Minimum Price Threshold for such Market Open Purchase; (ii) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Intraday Purchase Period for each Intraday Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday Purchase Period (as applicable): (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday Purchase Period at a Sale Price that is less than the applicable Intraday Purchase Minimum Price Threshold for such Intraday Purchase; (iii) provided the Company shall have specified a Limit Order Continue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Pre-Market Purchase Period for each Pre-Market Purchase shall exclude all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Pre-Market Purchase Period at a Sale Price that is less than the applicable Pre-Market Purchase Minimum Price Threshold for such Pre-Market Purchase; and (iv) provided the Company shall have specified a Limit Order Continue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Post-Market Purchase Period for each Post-Market Purchase shall exclude all sales of Ordinary Shares on the Trading Market (or on such Eligible Market, as applicable) during such Post-Market Purchase Period at a Sale Price that is less than the applicable Post-Market Purchase Minimum Price Threshold for such Post-Market Purchase. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.

“Withheld Commitment Fee Amount” shall have the meaning assigned to such term in Section 10.1(ii).

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

CLOSING CERTIFICATE

EXHIBIT C

COMPLIANCE CERTIFICATE

DISCLOSURE SCHEDULE
RELATING TO THE ORDINARY SHARES
PURCHASE AGREEMENT, DATED AS OF September 9, 2026
BETWEEN WESHOP HOLDINGS LIMITED AND ROTH PRINCIPAL INVESTMENTS, LLC

FORMS OF OPINIONS OF OUTSIDE U.S. AND BVI COUNSEL TO THE COMPANY TO BE DELIVERED PURSUANT TO
SECTION 7.1(iv)

FORM OF OPINION AND NEGATIVE ASSURANCE OF OUTSIDE U.S. COUNSEL TO THE COMPANY TO BE DELIVERED ON THE COMMENCEMENT DATE PURSUANT TO SECTION 7.2(xv)

FORM OF BRING-DOWN NEGATIVE ASSURANCE LETTER of outside u.s. counsel TO THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 6.17 AND SECTION 7.3(x)

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 9, 2026, is by and between Roth Principal Investments, LLC, a Delaware limited liability company (the “Investor”), and WeShop Holdings Limited, a British Virgin Islands business company limited by shares incorporated under the Laws of the British Virgin Islands (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Ordinary Shares Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to $25,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A ordinary shares, no par value per share (the “Ordinary Shares”), as provided for therein.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York and the British Virgin Islands are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(h) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(i) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(j) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to the Initial Registration Statement, if the Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(k) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the tenth (10th) Business Day after the date of this Agreement and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the tenth (10th) Business Day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(l) “FINRA Filing” shall have the meaning assigned to such term in the Purchase Agreement.

(m) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(n) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(o) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

2

(p) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(q) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(r) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(s) “Ordinary Shares” shall have the meaning assigned to such term in the recitals to this Agreement.

(t) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(u) “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(v) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(w) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(x) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(y) “Registrable Securities” means all of (i) the Shares and (ii) any capital shares of the Company issued or issuable with respect to such Shares, including, without limitation, (1) as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise and (2) capital shares of the Company into which the Ordinary Shares are converted or exchanged and capital shares of a successor entity into which the Ordinary Shares are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(g).

(z) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(aa) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

3

(bb) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(cc) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(dd) “Staff” shall have the meaning assigned to such term in Section 2(c).

(ee) “Suspension” shall have the meaning assigned to such term in Section 3(g)(i).

(ff) “Violations” shall have the meaning assigned to such term in Section 6(a).

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission the Initial Registration Statement on Form F-1 (or any successor form) covering the resale by the Investor of the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Shareholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Reed Smith LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(f) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

4

(d) Form F-3 Eligibility. At such time as the Company becomes eligible to use Form F-3 (or any successor form thereto) under the Securities Act for the resale by the Investor of all Registrable Securities then outstanding, the Company may, at its option, (i) file a new Registration Statement on Form F-3 (or any successor form thereto) covering all such Registrable Securities or (ii) file a post-effective amendment to convert any effective Registration Statement on Form F-1 to a Registration Statement on Form F-3, and in either case use its commercially reasonable efforts to cause such Registration Statement (or post-effective amendment, as applicable) to be declared effective by the Commission as soon as reasonably practicable. Upon effectiveness of a Registration Statement on Form F-3 (whether filed as a new registration statement or converted from Form F-1 pursuant to this Section 2(d)), the Company may deregister any Registrable Securities then covered by any other effective Registration Statement on Form F-1. All references in this Agreement to “Registration Statement” shall include any Registration Statement on Form F-3 filed or converted pursuant to this Section 2(d).

(e) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a), Section 2(c) or Section 2(d).

(f) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a), Section 2(c) or Section 2(d), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

5

(g) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its Subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the effective date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

3. Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

6

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any one or more Purchases are material to the Company (individually or collectively), the material terms of which have not previously been described in the Prospectus or any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act (or in any periodic report, statement, schedule or other document filed by the Company with the Commission under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus), or if otherwise required under the Securities Act (or the public written interpretive guidance of the Staff of the Commission relating thereto), in each case as reasonably and mutually determined by the Company and the Investor, then, no later than (i) 9:00 a.m., New York City time, on the Purchase Date for any such Market Open Purchase and/or Pre-Market Purchase (as applicable) and (ii) as soon as reasonably practicable on the Purchase Date for any such Intraday Purchase(s) and/or Post-Market Purchase (as applicable), the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to such Purchase(s) requiring such filing, disclosing the total number of Shares that are to be issued and sold to the Investor pursuant to such Purchase(s), the total Purchase Price for the Shares subject thereto, the applicable Purchase Price(s) for such Shares and the estimated net proceeds to be received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Reports on Form 6-K and in its Annual Reports on Form 20-F the information described in the immediately preceding sentence relating to all Purchases effected and settled during the relevant fiscal quarter (as applicable) and shall file such Reports on Form 6-K and Annual Reports on Form 20-F with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form F-1 or Form F-3 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 6-K or Form 20-F or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the Commission, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

7

(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 20-F, Reports on Form 6-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR.

8

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall also advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing of the Company becoming aware of the happening of any event, which makes any statement made in the FINRA Filing untrue or which requires the making of any additions to or changes to the statements then made in the FINRA Filing in order to comply with FINRA Rules 5110 and 5121. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

9

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued (each, a “Suspension”), to obtain the withdrawal of such order or suspension as soon as practicable and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and its transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC Shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends and may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

10

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the Purchase Price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in substantially the form attached hereto as Exhibit A or such form as shall be reasonably acceptable to the transfer agent.

11

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds twenty (20) consecutive Trading Days or an aggregate of sixty (60) Trading Days in any 365-day period; and provided, further, the Company shall not effect any such suspension during (A) the first ten (10) consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period commencing on the Purchase Date for each Purchase under the Purchase Agreement. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4. Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

12

(c) The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any Suspension or happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required or notice from the Company of the withdrawal or lifting of such Suspension, as applicable. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the occurrence of any Suspension or happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. Expenses of Registration.

Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. For the avoidance of doubt, the Company shall pay for all registration, listing and qualification fees, printers and accounting fees, and fees and disbursements of counsel for the Company; and the Investor shall pay any sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor incurred in connection with the registrations, filings or qualifications pursuant to Section 2 and 3, and all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with the sale of the Securities pursuant hereto.

13

6. Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, its Broker-Dealer, each of their respective directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor or its Broker-Dealer within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(e), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any reasonable and documented out-of-pocket legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

14

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(e) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any reasonable, documented out-of-pocket legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the reasonable and documented out-of-pocket fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

15

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

16

8. Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9. Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

17

10. Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

18

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by Law. By the execution and delivery of this Agreement, the Company acknowledges that it has, by separate written instrument, irrevocably designated and appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court sitting in the City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Ordinary Shares shall be outstanding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement (or, in the case of the Company, to the Agent for Service) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY:

WESHOP HOLDINGS LIMITED

By:	/s/ Maria Weaver
Name:	Maria Weaver
Title:	Chief Executive Officer

20

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR:

ROTH PRINCIPAL INVESTMENTS, LLC

By:	/s/ Joe Tonnos
Name:	Joe Tonnos
Title:	Co-President

21

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

EXHIBIT B

SELLING SHAREHOLDER

EXHIBIT C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 UNDER
THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2026

Commission File Number: 001-42951

WeShop Holdings Limited

Hawk House

22 The Esplanade

Jersey,

JE1 1HH

Channel Islands

+44 (808) 196-8324

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

On September 29, 2026, WeShop Holdings Limited (the “Company” ore “WeShop”) issued a press release announcing its plan to launch its free app in the United States on November 16, 2026. A copy of the press release is filed as Exhibit 99.1 of this Report on Form 6-K (this “Report”).

The information set out in this Report (including Exhibit 99.1) is hereby incorporated by reference into the Company’s registration statement on Form S-8 (File No. 333-291968), and into any prospectus forming a part thereof, and shall be deemed to be a part thereof from the date on which this Report is furnished, to the extent not superseded by information subsequently filed or furnished.

Forward-Looking Statements

This Report and the press release included therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including statements regarding the timing of WeShop’s U.S. launch; access to retailers on the platform; the ability of members to earn ShareBack rewards and redeem WePoints for WeShop’s Class A ordinary shares; the expected benefits of WeShop’s community-owned shopping model; WeShop’s plans to incorporate financial education into the member experience; and the potential for community-led growth. These forward-looking statements are based on current expectations and WeShop assumes no obligation to update such statements. In addition, the events described in these forward-looking statements may not actually arise or may occur in a different manner than anticipated as a result of various factors, including market conditions and such other factors and risks described from time to time in WeShop’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026, and its Report on Form 6-K filed with the SEC on August 24, 2026, which includes WeShop’s financials as of and for the period ended June 30, 2026. WeShop’s filings with the SEC are available at www.sec.gov.

Users may be able to earn WePoints for their purchases subject to applicable terms and conditions. Users may obtain a copy of the ShareBack™ program prospectus on the investor relations section of the website at www.we.shop and can register on the app through the app store on Apple iOS or Google Play. This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer is being made only pursuant to the ShareBack™ program prospectus.

Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 29, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESHOP HOLDINGS LIMITED

	By:	/s/ Maria Weaver
	Name:	Maria Weaver
	Title:	Chief Executive Officer

Date: September 29, 2026

Exhibit 99.1

WeShop to Launch in the U.S. November 16: Community-Owned Shopping App Puts Consumers at the Center of a New Model Built Around Rewards, Participation and Ownership

●	Following a UK pilot that generated £108.5M in GMV, WeShop is bringing community-powered commerce to the United States, allowing members to shop hundreds of leading retailers while earning ownership in WeShop

●	As legacy programs wrestle with “loyalty fatigue,” WeShop is challenging the $26 billion-plus loyalty market[1] with a novel approach: rewarding shoppers with equity in the very platform where they shop

NEW YORK (Sept. 29, 2026) — WeShop Holdings Limited (“WeShop” or the “Company”) (NASDAQ: WSHP), the community-owned shopping app on a mission to make shopping more rewarding, today announced that the Company will officially launch its free app in the United States on November 16, 2026. WeShop’s members shop on the app with participating retailers, earn ShareBack™ rewards and build a stake in the Company turning their purchases into equity. Rather than offering conventional points or one-time cashback, WeShop is designed to give consumers a more meaningful way to participate in the value they help create. At the time of launch, shoppers will have access to hundreds of leading retailers and online travel agencies on the app, including eBay, Booking.com and more.

Beginning today, consumers nationwide can download the free app, reserve their personalized username and be among the first to join the community by signing up for WeShop’s waiting list. New members will be admitted on a rolling basis, beginning on November 16.

U.S. Launch Timed for Holiday Shopping Season

Timed in advance of the start of the peak holiday shopping season, members who shop on the app will earn ShareBack rewards that turn consumers into owners of the platform they are shopping on. Through its ShareBack program, members earn “WePoints” that may be redeemed for WeShop’s Class A ordinary shares, so a person making everyday purchases from buying pet food and sneakers to booking a hotel or vacation via the app gradually builds an ownership stake in WeShop, while still earning their usual credit card rewards, and any retailer-specific loyalty points.

“Consumers have spent decades being asked to give brands their attention, loyalty and purchasing power, often in exchange for rewards that are fragmented, restrictive or easy to forget,” said Maria Weaver, CEO of WeShop. “We believe shoppers should benefit and have ownership in the very platforms where they spend their money, turning consumption into financial participation. WeShop puts the consumer at the center of the shopping experience while giving them something more lasting in return: the opportunity to shop, earn and build equity in WeShop.”

Consumers Seek Greater Financial Value From Loyalty

The U.S. launch comes as younger consumers increasingly engage with investing earlier in life and expect more tangible value from loyalty programs. According to the Charles Schwab Modern Wealth Survey2, retail investing among 25-year-olds has grown from 6% in 2015 to 37% today, while according to JP Morgan3 Gen Z consumers are opening their first investment accounts at age 19 on average- far earlier than previous generations.

1 Research and Markets. “United States Consumer Loyalty Business Report 2026: A $44.25 Billion Market by 2030—Competition Is Intensifying Around Customer Ownership and Engagement Depth.”

2 Charles Schwab, 2024 Modern Wealth Survey

3 JPMorganChase, A decade in the market: How retail investing behavior has shifted since 2015, August 2025

At the same time, consumers are placing greater value on loyalty programs that provide meaningful financial benefits. Eight in 10 consumers say the ability to earn and redeem meaningful financial value is the most important feature of a loyalty program, while Gen Z and Millennial shoppers are approximately 50% more likely than Baby Boomers to say loyalty programs influence what and when they buy.4

Together, these trends point to a shift in how consumers think about the value they get from the brands they shop with. WeShop is designed for consumers who want their everyday spending to work harder for them, without requiring them to become sophisticated investors or manage a patchwork of points, codes and reward balances.

UK Pilot Demonstrates Community-Led Growth Potential

WeShop’s UK pilot generated £108.5 million in gross merchandise value. Most new members joined through referrals rather than paid acquisition, demonstrating the potential for community-led growth as members share the platform with others.5 The experience also shaped WeShop’s approach to the U.S. market, where the Company plans to make financial education part of the member experience, helping consumers understand what they are earning and what it means to become an owner.

“WeShop was built to make everyday shopping more rewarding and financially beneficial for consumers,” said Weaver. “Holiday shopping naturally gets people thinking about where they spend, what they get back and which brands deserve their loyalty. Our goal is to make WeShop a trusted destination they want to return to again and again, because it provides a fun and seamless shopping experience while building equity in the platform they are helping create with each purchase.”

About WeShop

WeShop Holdings Limited (NASDAQ: WSHP) is a community-owned shopping platform that turns everyday purchases into ownership. Through its proprietary ShareBack™ program, members earn ownership in WeShop when they shop and refer others to the platform, giving the people who help grow the Company the opportunity to own a piece of it. With access to hundreds of leading retailers and more than a billion products, WeShop brings shopping, rewards and ownership together in one experience. By putting consumers at the center, WeShop is building a community where members are more than shoppers—they are shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including statements regarding the timing of WeShop’s U.S. launch; access to retailers on the platform; the ability of members to earn ShareBack rewards and redeem WePoints for WeShop’s Class A ordinary shares; the expected benefits of WeShop’s community-owned shopping model; WeShop’s plans to incorporate financial education into the member experience; and the potential for community-led growth. These forward-looking statements are based on current expectations and WeShop assumes no obligation to update such statements. In addition, the events described in these forward-looking statements may not actually arise or may occur in a different manner than anticipated as a result of various factors, including market conditions and such other factors and risks described from time to time in WeShop’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026, and its Report on Form 6-K filed with the SEC on August 24, 2026, which includes WeShop’s financials as of and for the period ended June 30, 2026. WeShop’s filings with the SEC are available at www.sec.gov.

Users may be able to earn WePoints for their purchases subject to applicable terms and conditions. Users may obtain a copy of the ShareBack™ program prospectus on the investor relations section of the website at www.we.shop and can register on the app through the app store on Apple iOS or Google Play. This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer is being made only pursuant to the ShareBack™ program prospectus.

Press: weshop@skyya.com

Corporate: corporate@we.shop

Commercial: partnerships@we.shop

4 Deloitte, 2025 Consumer Loyalty Survey; Forrester, 2025 US Online Loyalty Program Data

5 WeShop UK pilot, 30 Jun 2022 – 31 Mar 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2026

Commission File Number: 001-42951

WeShop Holdings Limited

(Exact name of registrant as specified in its charter)

Hawk House

22 The Esplanade

Jersey, JE1 1HH

Channel Islands

+44 (808) 196-8324

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

2026 Annual General Meeting of Shareholders

Attached hereto as Exhibit 99.1 is a copy of the Notice of Annual General Meeting, Proxy Statement and Form of Proxy of WeShop Holdings Limited, a BVI business company (the “Company”), for the Company’s 2026 Annual General Meeting of Shareholders to be held on October 16, 2026 at 11:00 a.m. BST (6:00 a.m. EST) (the “Annual General Meeting”), and attached hereto as Exhibit 99.2 is a copy of the Notice of Internet Availability of Proxy Materials which is first being mailed to the Company’s shareholders on September 25, 2026.

Only holders of record of the Company’s Class A ordinary shares at the close of business on September 25, 2026 are entitled to notice of, and to vote at, the Annual General Meeting.

The information set out in this Report on Form 6-K (including Exhibits 99.1 and 99.2 and any information that is furnished and not filed) is hereby incorporated by reference into the Company’s registration statement on Form S-8 (File No. 333-291968), and into any prospectus forming a part thereof, and shall be deemed to be a part thereof from the date on which this Report is furnished, to the extent not superseded by information subsequently filed or furnished.

EXHIBIT INDEX

Exhibit	Description
99.1	Notice of Annual General Meeting, Proxy Statement and Form of Proxy of WeShop Holdings Limited
99.2	Notice of Internet Availability of Proxy Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESHOP HOLDINGS LIMITED

By:	/s/ Maria Weaver
Name:	Maria Weaver
Title:	Chief Executive Officer
Date:	September 29, 2026

Exhibit 99.1

WESHOP HOLDINGS LIMITED

(Incorporated and registered in the British Virgin Islands with registered BVI Company Number 2046056)

Notice of Annual General Meeting 2026

September 25, 2026

Dear Shareholder:

You are cordially invited to attend our 2026 Annual General Meeting of Shareholders of WeShop Holdings Limited (“WeShop”, the “Company”, “we”, “us”, or “our”), which will be held on October 16, 2026, at 11:00 a.m. British Summer Time (BST, UTC+1) at JTC House, 28 Esplanade, St Helier, Jersey, JE4 2QP (the “2026 Annual General Meeting”).

If you own our Class A ordinary shares at 9.00 p.m. (BST) on September 25, 2026, you are entitled to vote on the matters which are listed in the enclosed Notice of 2026 Annual General Meeting of Shareholders (the “Notice”).

The Board of Directors of the Company (the “Board”) recommends a vote “FOR” each of the proposals listed as Items 1 and 2 in the Notice.

You may vote via the Internet, by telephone or by completing and mailing the proxy card you received in the mail. If you attend the 2026 Annual General Meeting, you may vote your shares in person, even if you have previously voted your proxy. Your vote is important, regardless of the number of Class A ordinary shares you own or whether or not you plan to attend the 2026 Annual General Meeting. Accordingly, whether or not you plan to attend the 2026 Annual General Meeting, after reading the enclosed Notice and accompanying proxy statement, please sign, date and mail the enclosed proxy card in the envelope provided or vote by telephone or over the Internet in accordance with the instructions on your proxy card or your voting instructions form to ensure that your shares will be represented and voted at the 2026 Annual General Meeting.

We are proud that you have chosen to invest in WeShop. On behalf of our management and directors, thank you for your continued support and confidence. We look forward to seeing you at the 2026 Annual General Meeting.

Sincerely,

John Foley

Chairman of the Board

WESHOP HOLDINGS LIMITED

(BVI COMPANY NUMBER 2046056)

(the “Company”)

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2026 Annual General Meeting (the “Meeting”) of the shareholders of WeShop Holdings Limited (the “Company”) will be held at 11:00 a.m. (British Summer Time) on October 16, 2026 at JTC House, 28 Esplanade, St Helier, Jersey, JE4 2QP. We have opted to hold the meeting in a physical format only; there will be no virtual attendance facilities offered for the Meeting.

The Meeting is being held for the following purposes:

AGENDA

1.	To consider and if thought appropriate re-elect Oana Crisan, Andrew Fearon and Oliver Egerton-Vernon as Class I Directors of the Company, in each case to hold office for a further term of three years (until the conclusion of the Company’s annual meeting of shareholders in 2029).

2.	To re-appoint WithumSmith+Brown PC as our independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company.

3.	To consider such other business as may properly come before the Meeting in accordance with the laws of the British Virgin Islands and the articles of association of the Company, and any adjournments or postponements thereof.

RECORD DATE:	You are entitled to vote at the Meeting, or any adjournment, if you were a holder of Class A ordinary shares at 9:00 p.m. (BST) on September 25, 2026.

VOTING BY PROXY:

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.

Please refer to the proxy card which is attached to and forms part of this notice. The proxy statement is also available for viewing on the Investor Relations section of our website at https://investors.we.shop/news-and-events/event-calendar and on the U.S. Securities and Exchange Commission’s (the “SEC”) website at https://www.sec.gov.

For more information about the Company, including our business, financial condition and results of operations, please refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 and as may be amended, or the Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 24, 2026 and which contains our unaudited interim financial statements as of and for the six months ended June 30, 2026 as well as a discussion thereof. The Form 20-F and 6-K are available on the Investor Relations section of our website at https://investors.we.shop/financials-filings/sec-filings and on the SEC’s website at https://www.sec.gov.

By order of the Board of Directors,

/s/ John Foley
John Foley
Chairman of the Board

PROXY STATEMENT

WESHOP HOLDINGS LIMITED 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT

THE 2026 ANNUAL GENERAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHY AM I RECEIVING THESE MATERIALS?

Our Board has delivered the Proxy Materials to you in connection with the solicitation of proxies for use at the 2026 Annual General Meeting. As a shareholder, you are invited to attend the 2026 Annual General Meeting and are requested to vote on the items of business described in this Proxy Statement.

WHAT IS A PROXY?

Our Board is soliciting your vote at the 2026 Annual General Meeting. You may vote by proxy as explained in this Proxy Statement. A proxy is your formal legal designation of another person to vote the Class A ordinary shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Mr. John Foley and Ms. Maria Weaver have been designated as the Company’s proxies for the 2026 Annual General Meeting.

WHAT PROPOSALS WILL BE VOTED ON AT THE 2026 ANNUAL GENERAL MEETING?

There are two proposals that will be voted on at the 2026 Annual General Meeting:

1.	To consider and if thought appropriate re-elect Oana Crisan, Andrew Fearon and Oliver Egerton-Vernon as Class I Directors of the Company, in each case to hold office for a further term of three years (until the conclusion of the Company’s annual meeting of shareholders in 2029); and

2.

To re-appoint WithumSmith+Brown PC as our independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company.

HOW DOES THE BOARD RECOMMEND I VOTE?

Our Board unanimously recommends that you vote:

1.	“FOR” the re-election of each director named in this Proxy Statement (Proposal No. 1);

2.	“FOR” the re-appointment of WithumSmith+Brown PC as our independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company (Proposal No. 2).

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2026 ANNUAL GENERAL MEETING?

If any other matters are properly presented for consideration at the 2026 Annual General Meeting, including, among other things, consideration of a motion to adjourn or postpone the 2026 Annual General Meeting to another time or place, the persons named as proxy holders will have discretion to vote on those matters in accordance with their best judgment, unless you direct them otherwise in your proxy instructions. We do not currently anticipate that any other matters will be raised at the 2026 Annual General Meeting.

WHO CAN VOTE AT THE 2026 ANNUAL GENERAL MEETING?

Only those shareholders of record at 9.00 p.m. (BST) on September 25, 2026, the time and date established by the Board for determining the shareholders entitled to vote at the 2026 Annual General Meeting, are entitled to vote at the 2026 Annual General Meeting.

On September 18, 2026, being the latest practicable date prior to publication of this notice of Annual General Meeting, 11,717,133 Class A ordinary shares had been issued. Holders of Class A ordinary shares are entitled to one vote for each share owned for each matter to be voted on at the 2026 Annual General Meeting. Holders of Class A ordinary shares will vote together as a single class on all proposals to be voted on at the 2026 Annual General Meeting.

A list of the shareholders of record as of September 25, 2026 will be available for inspection at the 2026 Annual General Meeting.

1

WHAT IS THE DIFFERENCE BETWEEN BEING A “SHAREHOLDER OF RECORD” AND A “BENEFICIAL OWNER” HOLDING SHARES IN STREET NAME?

Shareholder of Record: You are a “shareholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Inc. The Proxy Materials are sent directly to shareholders of record.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and your bank or other nominee is considered the shareholder of record. Your bank or other nominee forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your bank or other nominees how to vote your shares by completing a voting instruction form. Because a beneficial owner is not the shareholder of record, you are invited to attend the 2026 Annual General Meeting, but you may not vote these shares in person at the 2026 Annual General Meeting unless you obtain a “legal proxy” from the bank or other nominee that holds your shares, giving you the right to vote the shares at the 2026 Annual General Meeting.

HOW DO I VOTE?

If at 9:00 p.m. (BST) on September 25, 2026 you are a shareholder of record of Class A ordinary shares you may vote your shares in advance over the Internet, by telephone or by mail. Shareholders of record entitled to attend and vote at the Meeting are entitled to appoint one or more proxies to attend and vote in their stead. A proxy need not be a shareholder of the Company.

Proxy cards with respect to shares held of record must be received no later than 4:59 a.m. (BST) on October 13, 2026.

If you hold your shares in street name (i.e. your shares are held in a stock brokerage account or by a bank or other nominee), you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

To vote by proxy if you are a shareholder of record:

BY INTERNET

●	Go to the website indicated on your proxy card, or scan the QR code on your proxy card with your smartphone, and follow the instructions, 24 hours a day, seven days a week.

●	You will need the account number and control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

●	From a touch-tone telephone, dial the telephone number indicated on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

●	You will need the account number and control number included on your proxy card in order to vote by telephone.

BY MAIL

●	Mark your selections on the proxy card.

●	Date and sign your name exactly as it appears on your proxy card.

●	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Should you have any questions with respect to voting your shares, please call Computershare to confirm at 1 800 736 3001 (Toll Free) or +1 (781) 575 3100 (International)

2

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your Class A ordinary shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Shareholders of Record: If you are a shareholder of record and you properly submit your proxy but do not give voting instructions, the persons named as proxies will vote your shares as follows: “FOR” the re-election of each director named in this Proxy Statement (Proposal No. 1), and “FOR” the re-appointment of WithumSmith+Brown PC as our independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company (Proposal No. 2). If you do not return a proxy, your shares will not be counted for purposes of determining whether a quorum exists and your shares will not be voted at the 2026 Annual General Meeting.

Beneficial Owners: If you are a beneficial owner whose Class A ordinary shares are held in street name and you do not give voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may exercise discretionary authority to vote on matters that The Nasdaq Stock Market LLC (“Nasdaq”) determines to be “routine.” Your bank, broker or other nominee is not allowed to vote your shares on “non-routine” matters and this will result in a “broker non-vote” on that non-routine matter, but the shares will be counted for purposes of determining whether a quorum exists. The item on the 2026 Annual General Meeting agenda that may be considered non-routine is Proposal No. 2 relating to the re-appointment of the independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company.

CAN I CHANGE OR REVOKE MY PROXY?

Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to Computershare, provided such statement is received no later than 4:59 a.m. (BST) on October 13, 2026;

●	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 4:59 a.m. (BST) on October 13, 2026; or

●	attending the Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation, provided that no written statement of such revocation has been received by Computershare before 4:59 a.m. (BST) on October 13, 2026.

WHAT CONSTITUTES A QUORUM; VOTE REQUIREMENTS

We are required to have a quorum of shareholders present to conduct business at the Meeting. The presence in person or by proxy of shareholders holding not less than ten percent (10%) of the votes of the shares entitled to vote on the proposals to be considered at the Meeting constitutes a quorum.

For Proposal No. 1 concerning the re-election of directors, under our articles of association, the election of each nominee for director requires the affirmative vote of a majority of in excess of fifty per cent (50%) of the votes of the Shares entitled to vote thereon in respect of which the Shareholders holding the Shares were present at the meeting in person, or by proxy, and being Shares in respect of which the votes were voted.

For Proposal No. 2, the re-appointment of WithumSmith+Brown PC as our independent registered public accounting firm, we are seeking a resolution of shareholders approved by the affirmative vote of not less than a majority of in excess of fifty per cent (50%) of the votes of the Shares entitled to vote thereon in respect of which the Shareholders holding the Shares were present at the meeting in person, or by proxy, and being Shares in respect of which the votes were voted.

It is important to note that the proposal to re-appoint WithumSmith+Brown PC as our independent registered public accounting firm, to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company, (Proposal No. 2) is non-binding and advisory. While the re-appointment of WithumSmith+Brown PC as our independent registered public accounting firm is not required by our articles of association or otherwise, if our shareholders fail to approve the selection, we will consider it as notice to the Board and the Audit Committee that it should consider the selection of a different firm, but such vote does not require that the Board and Audit Committee select a different firm if the Board does not consider it advisable or in the interests of the Company to do so.

3

An “abstention” occurs when a shareholder chooses to abstain or refrain from voting their shares on one or more matters presented for a vote. Abstentions will be counted in determining whether a quorum has been reached. However, only votes cast for a director will be counted for the purposes of electing a director and, thus, abstentions generally will not affect the outcome of the election. Only votes cast regarding the re-appointment of WithumSmith+Brown PC as our independent registered public accounting firm will be counted and, thus, abstentions generally will not affect the outcome.

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the 2026 Annual General Meeting in person or by proxy but does not vote on a particular proposal because that holder does not have discretionary authority to vote on that particular item and has not received instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of either proposal.

If two or more persons are jointly regarded as holders of a share, each of them may be present in person or by proxy at the Meeting, but if such persons are present in person or by proxy they must vote as one.

HOW DO I ATTEND AND VOTE AT THE MEETING?

You will be able to attend the Meeting in person. To participate in the Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials.

If attending, we recommend that you give yourself ample time to arrive at the place of the Meeting before the Meeting begins. Shareholders of record and duly appointed proxyholders (including Shareholders who have duly appointed and registered themselves as proxyholders) who participate at the Meeting will be able to listen to the Meeting, ask questions and vote, provided that they are attending the Meeting in person.

If you are a “street name” holder and wish to attend and vote at the Meeting, you MUST obtain a valid legal proxy from your brokerage firm, bank or other intermediary and then register in advance to attend the Meeting. Follow the instructions from your broker, bank or other intermediary included with these materials or contact your broker, bank or other intermediary to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other intermediary, you MUST then register to attend the Meeting. To register to attend the Meeting you must submit proof of your proxy power (legal proxy) reflecting your share holdings in the Company along with your name and email address to Computershare. Requests for registration must be labelled as “Legal Proxy” and be received no later than 4:59 a.m. (BST) on October 13, 2026.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

By E-Mail:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By Mail:

Computershare

WeShop Holdings Limited Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Street name holders who have not duly appointed and registered themselves as proxyholder will not be able to attend and vote at the Meeting.

WHO WILL COUNT THE VOTES AND HOW CAN I FIND THE VOTING RESULTS OF THE 2026 ANNUAL GENERAL MEETING?

Our inspector of election will tabulate and certify the votes. We plan to announce preliminary voting results at the 2026 Annual General Meeting, and we will report the final results in a Report of Foreign Private Issuer on Form 6-K, which we will file with the SEC shortly after the 2026 Annual General Meeting.

WHAT ARE THE FISCAL YEAR END DATES?

Each of our fiscal years ends on December 31.

WHERE CAN I GET A COPY OF THE PROXY MATERIALS?

Copies of the 2025 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2025, the Notice and this Proxy Statement are available on our Company’s website at https://investors.we.shop/. The contents of that website are not a part of this Proxy Statement.

Additional copies of the 2025 Annual Report on Form 20-F are available to shareholders at no charge upon written request. To obtain additional copies of the 2025 Annual Report, please contact us at WeShop.cosec@jtcgroup.com.

4

PROPOSAL NO. 1 – RE-ELECTION OF DIRECTORS

Our business and affairs are managed by, or under the direction or supervision of, our board of directors (“Board”). Our Board has all the powers necessary for managing, and for directing and supervising, our business and affairs and may exercise all our company powers and do all such lawful acts and things as are not by applicable law or our amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) required to be exercised or done by our shareholders. Accordingly, our Board has significant discretion (and, regarding the vast majority of management and governance matters, exclusive discretion) in the management and control of our business and affairs.

Our Board currently consists of eight (8) members. Our Memorandum and Articles of Association authorize us to have up to seven (7) directors or such other number of directors as is from time to time fixed by resolution of the board. The Board has authorised an increase in the maximum number of directors permitted on the board to eight (8) directors by written resolution.

Our Board is divided into three (3) classes designated as the “Class I Directors,” “Class II Directors” and “Class III Directors”. Pursuant to our Memorandum and Articles of Association, the initial term of office of the Class I Directors shall expire at the Annual General Meeting to be held in 2026; the initial term of office of the Class II Directors shall expire at the Annual General Meeting to be held in 2027; the initial term of office of the Class III Directors shall expire at the Annual General Meeting to be held in 2028. At each Annual General Meeting following the expiration of the initial terms, the successors to the class of Directors whose term then expires shall be elected to hold office for a term of three (3) years (or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal).

Our incumbent Class I, II and III Directors are divided among the three classes as follows:

●	the Class I Directors are Oana Crisan, Andrew Fearon and Oliver Egerton-Vernon, and their current terms will expire at the Meeting;

●	the Class II Directors are Johnny Hickling and Paul Ellerbeck, and their current terms will expire at the Annual General Meeting to be held in 2027; and

●	the Class III Directors are John Foley, Paul Teasdale and Maria Weaver, and their terms will expire at the Annual General Meeting to be held in 2028.

Action will be taken at the Meeting for the re-election of Oana Crisan, Andrew Fearon and Oliver Egerton-Vernon as Class I Directors.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the re-election of the Class I Director nominees named above. Each of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for re-election by the time of the Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Elections for Class I, II and III Directors will take place by an affirmative vote of a majority of in excess of fifty per cent (50%) of the votes of the Shares entitled to vote thereon in respect of which the Shareholders holding the Shares were present at the meeting in person, or by proxy, and being Shares in respect of which the votes were voted.

Nominees for Re-election as Class I Directors

The following information describes the experience and qualifications of Oana Crisan, Andrew Fearon and Oliver Egerton-Vernon, each of whom is nominated for re-election:

Oana Crisan has served as a director on our Board since October 2020. Between March 2018 and July 2026, Mrs. Crisan also served as a director on the Board of Garfield-Bennett Trust Company (a regulated corporate services provider based in Jersey). Prior to joining Garfield-Bennett Trust Company in 2016, Mrs. Crisan worked at Coutts & Co Trustees which she joined in 2010. Mrs. Crisan started her career in Brasov, Romania working for both Raiffeisen Bank and Millennium Bank before joining a public authority.

5

Oliver Egerton-Vernon has served as a director on our Board since October 2020. Between February 2017 and July 2026, Mr. Egerton-Vernon served as a director on the Board of Garfield-Bennett Trust Company (a regulated corporate services provider based in Jersey) where he practiced since 2013. Mr. Egerton-Vernon is a qualified English Solicitor and between 2009 and 2013 practiced with Mourant Ozannes in Jersey. Prior to this, Mr. Egerton-Vernon qualified and practiced in the City of London with Taylor Wessing. Mr. Egerton-Vernon has been involved in several significant legal cases in Jersey (including attendance at all levels up to the Privy Council) as well as in England and Wales.

Andrew Fearon has served as a director on our Board since October 2020. Mr. Fearon is the joint CEO and founder of Titan Wealth group which he launched in July 2021. The business, which is backed by US private equity Parthenon Capital and Ares Management, offers clients all aspects of wealth management and currently manages more than £38bn of assets both in the UK and internationally. Mr. Fearon also runs a family office with his business partner called Hyperion Equity Partners that specializes in buy and build strategies in fragmented sectors in the UK. Mr. Fearon started his career as a corporate lawyer in London and since 2000 has been involved in several business start-ups and growth capital ventures.

Board Committees

We have the following committees of the Board:

Audit Committee, which, if Mr. Andrew Fearon is re-elected as a Class I Director, will continue to consist of John Foley, Paul Teasdale and Andrew Fearon. Our Board has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our Board has determined that each member of the audit committee meets the heightened independence requirements for audit committees required under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC and Nasdaq rules. Our Board has determined that John Foley is an “audit committee financial expert,” as defined under the applicable rules of the SEC.

Compensation Committee, which, if Mr. Andrew Fearon is re-elected as a Class I Director, will continue to consist of John Foley, Paul Teasdale and Andrew Fearon. Paul Teasdale serves as the chairperson of the committee. Our Board has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules. In addition, our Board has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

6

PROPOSAL NO. 2 – RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WithumSmith+Brown PC served as our independent registered public accounting firm for the fiscal year ending December 31, 2025. It is proposed that WithumSmith+Brown PC be re-appointed as our independent registered public accounting firm to hold office from the conclusion of the 2026 Annual General Meeting until the conclusion of the next annual general meeting of the Company.

Although re-appointment is not required by our articles of association or otherwise, the Board is submitting the re-appointment of WithumSmith+Brown PC to our shareholders for approval because we value our shareholders’ views on the Company’s independent registered public accounting firm. If the shareholders fail to approve this selection, our Board and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending December 31, 2026. Even if the selection is approved, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and shareholders.

The shares represented by your proxy will be voted “FOR” the approval of the re-appointment of WithumSmith+Brown PC unless you specify otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPOINTMENT OF WITHUMSMITH+BROWN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO HOLD OFFICE FROM THE CONCLUSION OF THE 2026 ANNUAL GENERAL MEETING UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF THE COMPANY.

7

DOCUMENTS ON DISPLAY

The 2025 Annual Report on Form 20-F filed with the SEC on April 30, 2026 and as may be amended is available for viewing and downloading on the SEC’s website at www.sec.gov as well as on the SEC Filings section of the Company’s website at https://investors.we.shop/financials-filings/sec-filings.

The Company is subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. The Company fulfils these requirements by filing reports with the SEC. The Company’s SEC filings are available to the public on the SEC’s website at www.sec.gov. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. The circulation of this Proxy Statement should not be taken as an admission that the Company is subject to those proxy rules.

OTHER MATTERS

We know of no other matters to be submitted at the 2026 Annual General Meeting. If any other matters properly come before the 2026 Annual General Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2026 Annual General Meeting, we urge you to submit your signed proxy promptly.

8

WeShop VOTE

Using a black ink pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2026 Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain
01 - Oana Crisan	☐	☐	☐
02 - Andrew Fearon	☐	☐	☐
03 - Oliver Egerton-Vernon	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

04C1AE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/WSHP and on the Company's website at https://investors.we.shop/news-and-events/event-calendar.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — WeShop Holdings Limited

Notice of 2026 Annual General Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual General Meeting — 16 October, 2026

Appointment of Proxyholder
I/We being a shareholder of the above company hereby authorise John Foley, Maria Weaver, or either of them, each with the power of substitution, or failing them the nominated person named in the box below, to represent and vote with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Stockholders of WeShop Holdings Limited to be held on 16 October, 2026 or at any postponement or adjournment thereof.

Please complete this box only if you wish to appoint a third party proxy other than John Foley and Maria Weaver. Please leave this box blank if you want to select John Foley, Maria Weaver, or either of them.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

1 Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as their proxy to exercise all or any of their rights to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than John Foley and Maria Weaver, please insert the name of your chosen proxy holder in the space provided. If you appoint John Foley, Maria Weaver, or either of them (each with the power of substitution) as your proxy without an indication as to how the proxy shall vote on any particular matter, the person(s) named as proxies will vote "FOR" the re-election of each director named in Proposal No.1 and "FOR" Proposal No.2. If you appoint a chosen proxy other than John Foley and Maria Weaver and return your proxy form without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise their discretion as to whether, and if so how, they vote.

Exhibit 99.2